Exhibit 2.16

EXECUTION COPY

TRUST DEED

28 AUGUST 2007

constituting €750,000,000

4.125%

Exchangeable Bonds due 2014

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

and

PORTUGAL TELECOM, SGPS, S.A.

and

PT COMUNICAÇÕES, S.A.

and

CITICORP TRUSTEE COMPANY LIMITED

Allen & Overy LLP

18246-00379 ICM:5151243.6

THIS TRUST DEED is made on 28 August 2007

BETWEEN:

(1)	PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. (the Issuer);

(2)	PORTUGAL TELECOM, SGPS, S.A. (Portugal Telecom);

(3)	PT COMUNICAÇÕES, S.A. (PTC and, together with Portugal Telecom, the Keep Well Providers and each a Keep Well Provider); and

(4)	CITICORP TRUSTEE COMPANY LIMITED (the Trustee, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).

BACKGROUND:

(A)	The Issuer, incorporated in The Netherlands, has authorised the issue of €750,000,000 4.125% Exchangeable Bonds due 2014 to be constituted by this Trust Deed (as described below).

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1.	INTERPRETATION

1.1	Definitions

Expressions defined in the Conditions, unless otherwise defined in the main body of this Trust Deed, have the meanings given to them in the Conditions. In addition, the following terms and expressions have the following meanings:

Agency Agreement means the agreement referred to as such in the Conditions, as altered from time to time, and includes any other agreements approved in writing by the Trustee appointing Successor Agents or altering any such agreements;

Agents means the Registrar, the Principal Paying Agent, the Principal Transfer and Exchange Agent, the other Paying, Transfer and Exchange Agents or any of them;

Bondholder and (in relation to a Bond) holder means a person in whose name a Bond is registered in the register of Bondholders;

Bonds means the 4.125% Exchangeable Bonds due 2014 constituted by this Trust Deed and for the time being outstanding (being on the date hereof €750,000,000 in principal amount) or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to Condition 12 and (except for the purposes of Clauses 3.1 and 3.2) the Global Bond;

Certificate means a definitive certificate, in or substantially in the form set out in Schedule 1, issued in the name of the holder of one or more Bonds and evidencing the registration of the name of such holder in the Register, and includes any replacement certificate issued pursuant to Condition 12;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed and, with respect to any Bonds represented by the Global Bond, as modified by the provisions of the Global Bond, as the case may be.  Any reference to a particularly numbered Condition shall be construed accordingly;

Director means a director of the Issuer or, as the case may be, Portugal Telecom or PTC;

Euroclear means Euroclear Bank S.A./N.V.;

Event of Default means any of the conditions, events or acts provided in Condition 9 to be events upon the happening of which the Bonds would, subject only to notice by the Trustee as therein provided, become immediately due and payable;

Extraordinary Resolution has the meaning set out in Schedule 3;

Global Bond means the global bond representing the Bonds substantially in the form set out in Schedule 2 and Global Bonds shall be construed accordingly;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis except where otherwise provided herein;

Material Subsidiary has the meaning set out in the Conditions;

outstanding means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including any interest payable under the Conditions after the date for such redemption) have been duly paid to the Trustee or to the Principal Paying Agent as provided in Clause 2 and remain available for payment against surrender of Certificates, (c) those in respect of which claims have become void, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those represented by mutilated or defaced Certificates which have been surrendered in exchange for replacement Certificates, (f) those represented by Certificates alleged to have been lost, stolen or destroyed and in respect of which replacement Certificates have been issued, (g) the Global Bond to the extent that it shall have been exchanged for Certificates pursuant to its provisions and (h) those in respect of which Exchange Rights have been duly exercised, provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) the determination of how many Bonds are outstanding for the purposes of the Conditions and Schedule 3, (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders and (iv) the certification (where relevant) by the Trustee as to whether any event, circumstances or matter is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer, Portugal Telecom, or any Subsidiary of Portugal Telecom and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

Paying Agents means the banks (including the Principal Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices;

Paying, Transfer and Exchange Agents means the Paying Agents and the Transfer and Exchange Agents;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Principal Paying Agent means the bank named as such in the Conditions or any Successor Principal Paying, Transfer and Exchange Agent, in each case at its specified office;

Principal Transfer and Exchange Agent means the bank named as such in the Conditions or any Successor Principal Transfer and Exchange Agent, in each case at its specified office;

Registrar means the bank referred to as such in the Conditions or any Successor Registrar, in each case at its specified office;

specified office means, in relation to the Registrar or a Paying, Transfer and Exchange Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Bondholders pursuant to the Conditions;

Stock Exchange means the EuroMTF Market of the Luxembourg Stock Exchange or any other or further stock exchange(s) on which the Bonds may from time to time be listed;

Subsidiary has the meaning given to it in the Conditions;

Successor means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9(m);

this Trust Deed means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

Transfer and Exchange Agents means the banks (including the Principal Transfer and Exchange Agent) referred to as such in the Conditions or any Successor Transfer and Exchange Agents, in each case at its specified office;

trust corporation means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000 of Great Britain.

1.2                               Construction of Certain References

References to:

(a)                                  costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

(b)                                 euro and € are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union and the Treaty of Amsterdam;

(c)                                  an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto; and

(d)                                the compliance by the Trustee with a test or reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the Bondholders as a class.

1.3                               Headings

Headings shall be ignored in construing this Trust Deed.

1.4                               Schedules

The Schedules are part of this Trust Deed and have effect accordingly.

1.5                               Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, except to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

2.                                      AMOUNT OF THE BONDS AND COVENANT TO PAY

2.1                               Amount of the Bonds

The aggregate principal amount of the Bonds is limited to an amount not exceeding €750,000,000.

2.2                               Covenant to pay

The Issuer will on any date when the Bonds become due to be redeemed or any other amount payable in respect of the exercise of Exchange Rights or in respect of the Bonds is payable unconditionally pay to or to the order of the Trustee in same day funds the principal amount of the Bonds becoming due for redemption or to be repaid on that date together with any other amount as may be payable in respect of the Bonds and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the Bonds as set out in the Conditions provided that (a) payment of any sum due in respect of the Bonds made to the Principal Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions, (b) a payment made after the due date or after accelerated maturity following an Event of Default pursuant to Condition 9 will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Bondholders (if required under Clause 9(k)), except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions.  The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3                               Discharge

Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4                               Payment after a Default

At any time after an Event of Default or a Potential Event of Default has occurred, the Trustee may:

(a)                                 on demand in writing to the Issuer, each Keep Well Provider and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)                                   to act as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and available for the purpose) and thereafter to hold all Ordinary Shares, Bonds and Certificates and all moneys, documents and records held by them in respect of the Ordinary Shares and Bonds to the order of the Trustee; and/or

(ii)                                to deliver all Bonds, all Certificates, all Ordinary Shares and all moneys, documents and records held by them in respect of the Bonds or Ordinary Shares to the Trustee or as the Trustee directs in such demand; and

(b)                                on demand in writing to the Issuer require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying Agent.

At such time as the Trustee shall be satisfied that no Event of Default or Potential Event of Default is continuing the Trustee shall by notice in writing to the Issuer, each Keep Well Provider and the Agents pursuant to the Agency Agreement withdraw any notice given pursuant to this Clause 2.4 whereupon any such notice shall cease to apply.

3.                                      FORM OF THE BONDS

3.1                               The Global Bond

On issue of the Bonds, the Global Bond will be issued representing the aggregate principal amount of the Bonds and the Issuer shall procure that the appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of the Bonds.  The Global Bond will be delivered to and registered in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee.

3.2                               Certificates

Certificates, if issued, will be delivered upon exchange of the Global Bond as provided therein.  Certificates may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

3.3                               Form

Certificates and the Global Bond will be in or substantially in the respective forms set out in Schedule 1 and Schedule 2 of this Trust Deed.  Certificates will be endorsed with the Conditions.

3.4                               Signature

The Global Bond and Certificates will be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the issuer and any Certificates will be authenticated by or on behalf of the Registrar.  The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is duly authorised by the Issuer even if at the time of issue of any Bonds he may have ceased for any reason to be so authorised.  Certificates so executed and authenticated will be valid evidence of binding and valid obligations of the Issuer.

4.                                      STAMP DUTIES AND TAXES

4.1                               Stamp Duties

Subject to Condition 4.3, the Issuer will pay any stamp, issue, documentary, transfer and registration taxes and duties or other taxes and duties equivalent thereto, including interest and penalties, payable in The Netherlands, the United Kingdom, Portugal, Luxembourg or the Kingdom of Belgium in respect of the creation, issue and offering of the Bonds and the execution or delivery of this Trust Deed and in respect of the allotment and issue of any Ordinary Shares on exchange of the Bonds other than those taxes or duties expressed to be payable by Bondholders directly to the relevant authorities pursuant to Condition 6.8.  The Issuer will also pay all stamp, issue, documentary, transfer and registration or other taxes payable in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Bondholders (where permitted or required under this Trust Deed to take any such action) to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, this Trust Deed or the Bonds.

5.                                      APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

5.1                               Declaration of Trust

All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed (including any moneys which represent principal or interest in respect of Bonds the claims in respect of which have become void under Condition 11) will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2):

(a)                                  first, in payment of all amounts then due and unpaid under Clause 2 to the Trustee and/or any Appointee;

(b)                                 secondly, in payment of any amounts owing in respect of the Bonds pari passu and rateably; and

(c)                                 thirdly, in payment of any balance to the Issuer (without prejudice to, or liability in respect of, any operation as to how such payment to the Issuer shall be dealt with as between the Issuer, either Keep Well Provider and any other person).

Without prejudice to the provisions of this Clause 5.1, if the Trustee shall hold any moneys which represent principal or interest in respect of the Bonds which have become void or in respect of which claims have become prescribed, the Trustee shall hold such moneys on the above trusts.

5.2                               Accumulation

The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Bonds, if the amount of such moneys is less than 10% of the principal amount of the Bonds then outstanding, for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments.  The accumulated investments and all interest and other means deriving therefrom shall be applied under this Clause 5.

5.3                               Investment

Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit.  If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer.  The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

6.                                      COVENANT TO COMPLY WITH PROVISIONS

Each of the Issuer and each Keep Well Provider hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are binding on it.  The Conditions shall be binding on the Issuer each Keep Well Provider and the Bondholders.  The Trustee shall be entitled to enforce the obligations of the Issuer and each Keep Well Provider under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed.  The Trustee shall also be entitled to exercise the powers and discretions expressed to be conferred on it by the Bonds and the Conditions as if the same were set out and contained in this Trust Deed.  This Trust Deed shall be read and construed as one document with the Bonds.

7.                                      EXCHANGE

7.1                               Rights of Exchange

The holder of each Bond will have the right to exchange such Bond for Ordinary Shares at any time during the Exchange Period as provided in the Conditions.  Delivery or transfer of Ordinary Shares upon an exercise of Exchange Rights with respect to a Bond and performance by each of the Issuer and Portugal Telecom of its obligations in respect of such exercise shall satisfy and constitute a discharge of the Issuer’s and Portugal Telecom’s obligations in respect of such Bond.

7.2                               Adjustment to Exchange Price

The Exchange Price shall be adjusted in accordance with Conditions 6.2 and 6.3.

7.3                               Decision of Independent Financial Adviser

If any doubt shall arise as to whether an adjustment is to be made to the Exchange Price or as to the appropriate adjustment to the Exchange Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser shall be conclusive and binding on all concerned, save in the case of manifest error.

7.4                               Selection of Independent Financial Adviser

If the Issuer fails to select an Independent Financial Adviser when required to do so for the purposes of the Conditions and such failure continues for a reasonable period (as determined by the Trustee) and the Trustee is indemnified to its satisfaction against the costs, fees and expenses of such adviser, the Trustee shall be entitled at the expense of the Issuer to select such adviser following consultation with the Issuer.

8.                                      COVENANTS RELATING TO EXCHANGE RIGHTS

The Issuer hereby undertakes to and covenants with the Trustee that it will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders to give such approval, observe all its obligations under the Conditions and this Trust Deed with respect to Exchange Rights and in addition it shall (save as aforesaid):

(a)                                  Delivery of Ordinary Shares

comply with its obligations to deliver or transfer Ordinary Shares in accordance with the instructions set out in any Exchange Notice on exercise of Exchange Rights in accordance with this Trust Deed, the Conditions and the Agency Agreement.

(b)                                 Changes to the Exchange Rights

on each occasion that the Exchange Price falls to be adjusted in accordance with the Conditions or a calculation or valuation falls to be made in respect thereof, and at any other time at the request of the Trustee, forthwith determine (or cause to be determined) the Exchange Price and, as soon as reasonably practicable thereafter, notify the Trustee (by way of a certificate signed by two Directors of the Issuer) and the Bondholders in accordance with this Trust Deed and the Conditions of any adjustment to the Exchange Price, including, but not limited to, the circumstances requiring such change or adjustment, details of the Ordinary Shares which, following such change, each holder of a Bond in a principal amount of €50,000 will be entitled to receive upon exercise of Exchange Rights, and the date from which it shall become, or became, effective and such other or further information as the Trustee may from time to time reasonably request;

(c)                                  Notices relating to Exchange Rights

in the circumstances described in Clause 8(b), send or procure to be sent to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies of all notices, statements and circulars which are received by it in connection with its interest in the Ordinary Shares and which contain information having or which may have a material bearing on the matters described in paragraph (b) or the interests of Bondholders as soon as practicable, but in any event not later than seven days after the date of receipt thereof provided that the Issuer’s obligations under this paragraph (c) will be deemed to have been satisfied if the Trustee receives from Portugal Telecom all notices, statements, circulars and other information required to be delivered to the holder of the Ordinary Shares pursuant to Clause 9; and

9.                                      GENERAL COVENANTS

So long as any of the Bonds remains outstanding (or, in the case of paragraphs (h), (i) and (m), (n) and (o), so long as any of the Bonds remains liable to prescription) each of the Issuer, Portugal Telecom and PTC severally covenants with the Trustee that it shall:

(a)                                  at all times carry on and conduct its affairs and procure that its Material Subsidiaries carry on and conduct their respective affairs in a proper and efficient manner;

(b)                                 except insofar as prohibited by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitations the procurement by the Issuer, Portugal Telecom or PTC (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 11.4 for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

(c)                                  cause to be prepared and certified by its auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the Stock Exchange in each case applicable to it:

(d)

at all times keep and procure that its Material Subsidiaries keep proper books of account and at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred or is about to occur allow and procure its Material Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer, Portugal Telecom, PTC or the relevant Material Subsidiary (as the case may be) shall have no objection to the free access to such books of account at all reasonable times during normal business hours PROVIDED THAT nothing in this paragraph (d) shall oblige the Issuer, Portugal Telecom or PTC to disclose confidential information concerning customers of the Issuer, Portugal Telecom, PTC or a Material Subsidiary of any of them or any other information which is exempt from disclosure in the published accounts of the company concerned by reason of the provisions of applicable law relating to confidentiality or which it is illegal to disclose;

(e)

send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer, Portugal Telecom or PTC) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders or which should legally be sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of publicly issued securities issued outside Portugal other than its shareholders (including the Bondholders) and every other document issued or sent to holders of securities other than its shareholders which contains information which is of material relevance to the interests of the Bondholders in the context of the Bonds, in each case as soon as practicable after the issue or publication thereof;

(f)

forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or any Potential Event of Default or any changes of control or of the coming into existence of any Security Interest which would require any security to be given to any Series of Bonds pursuant to Condition 2;

(g)

give to the Trustee (i) within 10 days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending 31 December, 2007 and in any event not later than 180 days after the end of each such completed financial period a certificate of the Issuer signed by two Directors of the Issuer and two Directors of each Keep Well Provider to the effect that as at a date not more than seven days before delivering such certificate (the relevant date) there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate each of the Issuer, Portugal Telecom and PTC has compiled with all its obligations contained in this Trust Deed and the relevant Keep Well Agreement or (if such is not the case) specifying the respects in which it has not so complied;

(h)

except insofar as prohibited by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to this Trust Deed;

(i)	at all times maintain Agents in accordance with the Conditions;

(j)	procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Bonds or any of them,

receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Bonds;

(k)

in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds or any of them being made after the due date for payment thereof forthwith give or procure to be given notice to the Bondholders in accordance with Condition 17 that such payment has been made;

(l)

use all reasonable endeavours to maintain the listing on the Stock Exchange of the Bonds or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to this Trust Deed as the Trustee may reasonably require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(m)

give notice to the Bondholders in accordance with Condition 17 of any appointment, resignation or removal of any Agent (other than the appointment of the initial Agents) after having obtained the approval of the Trustee thereto (such approval not to be unreasonably withheld) or any change of any Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Bonds remains outstanding in the case of the termination of the appointment of the Registrar or a Paying, Transfer and Exchange Agent or so long as any of the Bonds remains liable to prescription in the case of the termination of the appointment of a Principal Paying, Transfer and Exchange Agent no such termination shall take effect until a new Principal Paying, Transfer and Exchange Agent has been appointed on terms approved by the Trustee;

(n)

obtain the prior written approval of the Trustee (such approval not to be unreasonably withheld) to, and promptly give to the Trustee two copies of, the form of every notice given to the Bondholders in accordance with Condition 17 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(o)

comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.4 and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee, such approval not to be unreasonably withheld;

(p)

in order to enable the Trustee to ascertain the nominal amount of Bonds for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer or two Directors of Portugal Telecom and/or PTC (as appropriate) setting out the total number and aggregate nominal amount of Bonds which:

	(i)	up to and including the date of such certificate have been purchased by the Issuer, Portugal Telecom or any other Subsidiary of Portugal Telecom and cancelled; and

	(ii)	are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, Portugal Telecom or another Subsidiary of Portugal Telecom.

(q)

procure that each of the Agents makes available for inspection by Bondholders at its specified office copies of this Trust Deed, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer, Portugal Telecom and PTC;

(r)

use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 11.28 as soon as practicable after such request;

(s)

procure that no amendment shall be made to, and no waiver shall be given of any breach of, any of the provisions of either Keep Well Agreement in circumstances where such amendment or waiver would have, in the opinion of the Trustee, an adverse effect on the interests of the Bondholders and that the Keep Well Agreements shall not be terminated and that the Keep Well Agreements are enforced in a timely manner by the Issuer except where non-enforcement would not have, in the opinion of the Trustee, an adverse effect on the interests of the Bondholders;

(t)	give prior notice to the Trustee of any proposal redemption pursuant to Condition7.2;

(u)

give to the Trustee at the same time as sending to it the certificates referred to in paragraph (g) above, a certificate by a reputable firm of accountants approved by the Trustee listing those Subsidiaries of Portugal Telecom which as at the relevant date (as defined in paragraph (g) above) of the relevant certificate given under paragraph (g) above or, as the case may be, as at the day on which its most recent audited accounts were published were Material Subsidiaries for the purposes of Condition 9;

(v)

give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of Portugal Telecom which thereby becomes a Material Subsidiary, a certificate by a reputable firm of accountants approved by the Trustee to such effect;

(w)

use all reasonable endeavours to procure that Euroclear and/or Cleastream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 11.28 as soon as practicable after such request;

(x)

upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to each Principal Paying, Transfer and Exchange Agent) a list of its Directors together with certified specimen signatures of the same;

(y)

use all reasonable endeavours to obtain and/or maintain all consents and approvals in The Netherlands and Portugal (as the case may be) which are required for the performance of its obligations under the Bonds, this Trust Deed and the Keep Well Agreements, including, without limitation, the delivery of Ordinary Shares upon exercise of Exchange Rights in accordance with the Conditions;

(z)

if at any time a further authorisation becomes necessary to permit the issuer to pay principal and other amounts in respect of the Bonds or to effect the exchange of the Bonds for Ordinary Shares or other property or assets to which the Bondholders may become entitled under this Trust Deed in accordance with the terms of the Bonds as a result of any change in the official application of, or any amendment to, the laws or regulations of The Netherlands, apply for the necessary authorisations and forthwith provide copies of such application to the Trustee; and

(aa)                            at all times take, fulfil or do or procure to be taken, fulfilled or done, all actions, conditions or things (including obtaining or effecting any necessary consents, approvals, authorisations, exemptions, filings, licences, recordings or registrations) at any time required to be taken, fulfilled or done in order (i) to enable it lawfully to, as the case may be, enter into, exercise its rights and perform and comply with its obligations under and in respect of this Trust Deed, the Bonds (including with respect to the Exchange Rights) and the Keep Well Agreements and (ii) to ensure that those obligations are legally binding and enforceable.

10.                               REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

10.1                        Normal Remuneration

So long as any Bond is outstanding the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree.  Such remuneration will accrue from day to day from the date of this Trust Deed up to the date when all the Bonds having become due for redemption, the redemption moneys to the date of redemption have been paid to the Principal Paying Agent or the Trustee.  However, if any payment to a Bondholder of moneys due in respect of any Bond is improperly withheld, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

10.2                        Extra Remuneration

If an Event of Default or Potential Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer or either Keep Well Provider to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this subclause (or as to such sums referred to in Clause 10.1), as determined by a person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales.  The expenses involved in such nomination and such person’s fee will be borne by the Issuer.  The determination of such person will be conclusive and binding on the Issuer, the Keep Well Provider the Trustee and the Bondholders.  The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added or similar tax chargeable in respect of its remuneration under this Trust Deed.

10.3                        Expenses

The Issuer will also pay or discharge all Liabilities properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its rights, duties, authorities, powers and discretions under, and in any other manner in relation to, this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by the Trustee to enforce or resolve any doubt concerning or for any other purpose in relation to this Trust Deed, the Bonds or the Coupons.  All amounts payable pursuant to this Clause 10.3 or Clause 10.4 below shall be payable by the Issuer on demand by the Trustee and:

(a)                                  in the case of payments made by the Trustee before such demand (if not paid within seven days of such demand and the Trustee so requires) carry interest from the date of the demand at the rate of 2% per annum over the base rate of Citibank, N.A. on the date on which the Trustee made such payments; and

(b)                                 in other cases (if not paid on the date of such demand, or, if later, within seven days or such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in the demand.

All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

10.4                        Indemnity

The Issuer will indemnify the Trustee in respect of all Liabilities paid or incurred by it in acting as trustee under this Trust Deed (including (a) any Agent/Delegate Liabilities (as defined below) and (b) in respect of disputing or defending any Liabilities made against the Trustee or any Agent/Delegate Liabilities). Agent/Delegate Liabilities are Liabilities which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

10.5                        Continuing Effect

Clauses 10.3 and 10.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee and notwithstanding the discharge of the Trust Deed.

10.6                        Payment

The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding.

11.                               PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000

Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000 of Great Britain, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.  The Trustee shall have all the powers conferred upon trustees by the Trustee Acts of England and Wales and by way of supplement thereto but subject to Clause 12 it is expressly declared as follows:

11.1                        Advice

The Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert and will not be responsible to anyone for any loss occasioned by so acting whether such advice is addressed to the Issuer, the Trustee or any other person.  Any such opinion, advice or information may be sent or obtained by letter, telex, fax or electronic mail and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic and notwithstanding any limitation or cap on liability contained therein.

11.2                        Trustee to Assume Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default or Change of Control has occurred.  Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed and the Bonds and that each Keep Well Provider is performing all of its obligations under this Trust Deed and the relevant Keep Well Agreement.

11.3                        Resolutions of Bondholders

The Trustee will not be responsible for having acted in good faith on any Extraordinary Resolution in writing or any resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or any direction or request of Bondholders, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or, in the case of an Extraordinary Resolution in writing or direction or request of Bondholders it was not signed by the requisite number of Bondholders or that for any reason it is found that the resolution, direction or request was not valid or binding on the Bondholders.

11.4                        Certificate signed by two Directors

If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by two Directors of the Issuer or of either Keep Well Provider as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

11.5                        Deposit of Documents

The Trustee may appoint as custodian or safekeeper, on any terms, any bank or entity whose business includes the safe custody or safekeeping of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such safekeeper and pay all sums due in respect thereof.

11.6                        Discretion

Save as expressly otherwise provided in this Trust Deed, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under this Trust Deed (the exercise or non-exercise of which as between the Trustee and the Bondholders shall be conclusive and binding on the Bondholders) and shall not be responsible for any loss, liability, cost, claim or expense which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Bondholders or otherwise under any provision of this Trust Deed or to take at such request or direction or otherwise any other action under any provision of this Trust Deed unless it shall first be indemnified and/or secured and/or prefunded to its satisfaction against all liabilities to which it may render itself liable or which it may incur by so doing.

11.7                        Agents

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.8                        Delegation

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.  It will notify the Issuer of its appointment of any such delegate.

11.9                        Nominees

In relation to any asset held by it under this Trust Deed the Trustee may appoint any person to act as its nominee on any terms.

11.10                 Bondholders as a class

In connection with any exercise of its powers, trusts, authorities or discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution) the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number)) and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for any individual Bondholders (whatever their number) resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, either of the Keep Well Provider the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders.

11.11                 Forged Bonds

The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any Bond or Certificate purporting to be such and later found to be forged or not authentic.

11.12                 Confidentiality

Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder any information (including, without limitation, information of a confidential, financial or price-sensitive nature) made available to the Trustee by the Issuer or either Keep Well Provider and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

11.13                 Determinations Conclusive

As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

11.14                 Currency Conversion

Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be agreed by the Trustee in consultation with the Issuer, Portugal Telecom or PTC as relevant but having regard to current rates of exchange, if available.  Any rate, method and date so specified will be binding on the Issuer the Keep Well Providers and the Bondholders.

11.15                 Events of Default

The Trustee may determine whether or not any of the conditions, events and acts set out in Condition 9 (each of which conditions, events and acts shall, unless in any such case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of this Trust Deed be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders.  Any such determination will be conclusive and binding on the Issuer, the Keep Well Provider and the Bondholders.

11.16                 Payment for and Delivery of Bonds

The Trustee will not be responsible for the receipt or application by the Issuer or either Keep Well Provider of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

11.17                 Bonds held by the Issuer etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9(p)) that no Bonds are for the time being held by or on behalf of the Issuer, Portugal Telecom or any other Subsidiary of Portugal Telecom.

11.18                 Responsibility for agents etc.

If the Trustee exercises reasonable care in selecting any safekeeper, custodian, agent, delegate or nominee appointed under this clause (an Appointee), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

11.19                 No Responsibility for Exchange

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment to the Exchange Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same.  The Trustee shall not be responsible for any failure of the Issuer or Portugal Telecom to make available or deliver Ordinary Shares on exercise of Exchange Rights or to make any payment upon the exercise of the Exchange Right in respect of any Bond or of the Issuer or Portugal Telecom to comply with any of their respective covenants contained in this Trust Deed.  The Trustee shall not be responsible for any loss or liability incurred by any person by reason of or in connection with any delay in taking any enforcement or other action in relation to the Exchange Rights by reason of the need to comply with any regulations or laws of Portugal relating to ownership of the Ordinary Shares.

11.20                 Expert Reports

Any certificate or report of any expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts therein notwithstanding that such certificate or report or any other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of such expert or such other person in respect thereof.

11.21                 Responsibility for Statements etc.

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

11.22                 Consent

Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary may be given retrospectively and, unless expressly provided otherwise (and, for the avoidance of doubt, Clause 15 shall be deemed to be expressly provided otherwise), any such consent or approval by the Trustee may be given if the Trustee is of the opinion that to do so will not be materially prejudicial to the interests of the Bondholders.

11.23                 Responsibility

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, the Bonds or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, the Bonds or any other document relating or expressed to be supplemental thereto.

11.24                 Legal opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any liability incurred thereby.

11.25                 Action

The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not satisfied that it will be indemnified against all liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

11.26                 No obligation

No provision of this Trust Deed shall require the Trustee to do anything which may (a) be illegal or contrary to applicable law or regulation; or (b) cause it to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

11.27                 Ratings

The Trustee shall have no responsibility whatsoever to the Issuer or any Bondholder or any other person for the maintenance of or failure to maintain any rating of any of the Bonds by any rating agency.

11.28                 Clearing Systems

The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by the Global Bond standing to the account of any person.  Any such certificate or other document may be in the form of a statement or printout of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of the Bonds is clearly identified together with the amount of such holding shall be conclusive and binding for all purposes.  The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

11.29                 Adjustments

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Exchange Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in these presents provided to be employed in making the same.

11.30                 Trustee a lawyer etc

Any trustee of this Trust Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Trust Deed and also his reasonable charges in additional to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Trust Deed.

11.31                 Information

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Bondholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to this Trust Deed.

12.                               TRUSTEE LIABLE FOR BREACH OF TRUST

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it powers, authorities and discretion, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any breach of trust of which it may be guilty.

13.                               WAIVER AND PROOF OF DEFAULT

13.1                        Waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, on such terms as seem expedient to it, waive or authorise any breach or proposed breach by the Issuer or either Keep Well Provider of this Trust Deed or the Conditions or the Keep Well Agreement or may determine that any condition, event or act which, but for such determination would constitute an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 9.  No such direction or request will affect a previous waiver, authorisation or determination.  Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

13.2         Proof of Default

Proof that the Issuer has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

14.           TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) (including, for the avoidance of doubt, the Ordinary Shares) of the Issuer, either Keep Well Provider or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

15.           MODIFICATION

The Trustee may agree, without the consent of the Bondholders, to (a) any modification of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Conditions or either Keep Well Agreement which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (b) any other modification to this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Conditions or either Keep Well Agreement, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Conditions or either Keep Well Agreement which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders.

16.           SUBSTITUTION

16.1         (a)           The Trustee may without the consent of the Bondholders at any time agree with the Issuer and the Keep Well Providers to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under this Trust Deed of any Successor in Business or either Keep Well Provider or any other Subsidiary (such substituted company being hereinafter called the New Company) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of this Trust Deed with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the Clause) and provided further that each Keep Well Provider (other than any Keep Well Provider which is to be the New Company) undertaking the obligations in respect of the New Company to those set out in the relevant Keep Well Agreement or, if applicable such other obligations in respect of the previous principal debtor which may be in force immediately prior to the substitution in place of such Keep Well Provider’s Obligations under the relevant Keep Well Agreement to the satisfaction of the Trustee.

(b)           The following further conditions shall apply to (a) above:

(i)            the Issuer, each Keep Well Provider and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Bondholders;

(ii)           (except where the New Company is a Successor in Business) the Bonds continuing to be exchangeable into Ordinary Shares as provided in the Conditions or (where the New Company is a Successor in Business) the Bonds being exchangeable into the Class and amount of Shares and other Securities and property described in Condition 6.13;

(iii)          without prejudice to the rights to reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Bondholders; and

(iv)          if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

16.2         Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under this Trust Deed.  Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Bondholders in the manner provided in Condition 17.  Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in this Trust Deed as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under this Trust Deed and this Trust Deed shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in this Trust Deed to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

17.           APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

17.1         Appointment

The Issuer has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution.  A trust corporation will at all times be a Trustee and may be the sole Trustee.  Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

17.2         Retirement and Removal

Any Trustee may retire at any time on giving no more than 60 days’, but no less than 30 days’, written notice to the Issuer and Portugal Telecom without giving any reason or being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee.  If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee and if it does not procure the appointment of a new trustee within 45 days of the date of the Trustee notice referred to in this Clause or the passing of any such Extraordinary Resolution, the Trustee shall be entitled to procure forthwith a new trustee.

17.3         Co-Trustees

The Trustee may, despite Clause 17.1, by written notice to the Issuer and Portugal Telecom appoint anyone to act as an additional Trustee jointly with the Trustee:

(a)           if the Trustee considers the appointment to be in the interests of the Bondholders;

(b)           to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

(c)           to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit.  The Trustee may by written notice to the Issuer and that person remove that person.  At the Trustee’s request, the Issuer and Portugal Telecom will forthwith do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.  Such reasonable remuneration as the Trustee may pay to such person, together with any attributable Liabilities incurred by it in performing its function as such trustee shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

17.4         Competence of a Majority of Trustees

If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

17.5         Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18.           COMMUNICATIONS

Any communication shall be by letter or fax:

in the case of the Issuer, to it at:

Portugal Telecom International Finance B.V.

Locatellikade 1

1076 AZ Amsterdam

The Netherlands

Fax:	+31 206 730 016
Attention:	Ilaria de Lucia

with a copy to Portugal Telecom

in the case of the Keep Well Providers at:

Portugal Telecom, SGPS, S.A.

AV. Fortes Pereira de Melo

No. 40, 1069-300

Lisbon

Portugal

Fax:	+351 21 500 1615
Attention:	Finance Director

in each case with a copy to:

Serra Lopes, Cortes Martins & Associados

Rua General Firmino Miguel, Torre 2 12° andar

1600-100 Lisboa

Fax:	00 35 1217 234 029
Attention:	Alexandre Jardim

and in the case of the Trustee, to it at:

Citicorp Trustee Company Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

Fax number:	+44 20 7500 5857
Attention:	Agency & Trust

Communications will take effect, in the case of delivery, when delivered or, in the case of fax, when dispatched. Communications not by letter shall be confirmed by letter but failure to send or receive that letter shall not invalidate the original communication.

19.           FURTHER ISSUES

19.1         The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Bondholders to create and issue further notes or bonds (whether in bearer or registered form) either (i) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Bonds and/or the further notes or bonds of any series or (ii) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

19.2         Any further notes or bonds which are to be created and issued pursuant to the provisions of Clause 19.1 above so as to form a single series with the Bonds and/or the further notes or bonds of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further notes or bonds which are to be created and issued pursuant to the provisions of Clause 19.1 above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer and each Keep Well Provider shall prior to the issue of any further notes or bonds to be so constituted execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.2 in relation to the principal and interest in respect of such further notes or bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require in order to give effect to such issue of further Trust Deed as the Trustee shall require in order to give effect to such issue of further notes or bonds.

19.3         A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and each Keep Well Provider on their duplicates of this Trust Deed.

19.4         Whenever it is proposed to create and issue any further notes or bonds the Issuer shall give to the Trustee no less than 14 day’s notice in writing of its intention so to do stating the amount of further notes or bonds proposed to be created and issued.

20.           CURRENCY INDEMNITY

Each of the Issuer, Portugal Telecom and PTC shall indemnify the Trustee, every Appointee and the Bondholders and keep them indemnified against:

(a)           any Liability incurred by any of them arising from the non-payment by the Issuer, Portugal Telecom or PTC of any amount due to the Trustee or the Bondholders under this Trust Deed by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer, Portugal Telecom or PTC; and

(b)           any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Trust Deed (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer, Portugal Telecom or PTC and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer, Portugal Telecom and PTC separate and independent from their obligations under the other provisions of this Trust Deed and shall apply irrespective of any indulgence granted by the Trustee or the Bondholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer, Portugal Telecom or PTC for a liquidated sum or sums in respect of amounts due under this Trust Deed (other than this Clause).  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bondholders and no proof or evidence of any actual loss shall be required by the Issuer, Portugal Telecom or PTC or their liquidator or liquidators.

21.           COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

22.           GOVERNING LAW AND JURISDICTION

22.1         Governing Law

This Trust Deed shall be governed by and construed in accordance with English law.

22.2         Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (Proceedings) may be brought in such courts.  Each of the Issuer and each Keep Well Provider irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.  These submissions are for the benefit of each of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

22.3         Service of Process

Each of the Issuer and each Keep Well Provider irrevocably appoints Clifford Chance Securities Limited at its registered office for the time being, currently at 10 Upper Bank Street, London E14 5JJ to receive, for it and on its behalf, service of process in any Proceedings in England.  Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer and the Keep Well Provider).  If for any reason such process agent ceases to act as such or no longer has a registered office or a place of business in England, each of the Issuer and each Keep Well Provider irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment.  Nothing shall affect the right to serve process in any other manner permitted by law.

22.4         Power of Attorney

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

IN WITNESS whereof this TRUST DEED has been executed as a deed on the date stated at the beginning.

SCHEDULE 1

FORM OF DEFINITIVE CERTIFICATE

On the front:

ISIN: XS0309600848

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE SECURITIES ACT) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€750,000,000 4.125% Exchangeable Bonds due 2014

The Bonds represented by this Certificate form part of a series designated as specified in the title (the Bonds) of Portugal Telecom International Finance B.V. (the Issuer). The Bonds are constituted by a trust deed dated 28 August 2007 (the Trust Deed) between the Issuer, Portugal Telecom, SGPS, S.A. (Portugal Telecom), PT Comunicações, S.A. and Citicorp Trustee Company Limited as Trustee (the Trustee).  The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the Conditions) endorsed hereon.  Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [         ] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of €[        ] ([          ] euro).  For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds represented by this certificate are exchangeable into Ordinary Shares in Portugal Telecom subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Bond or Bonds in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Certificate is evidence of entitlement only.  Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments in respect of this Certificate.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Certificate is governed by, and shall be construed in accordance with, English law.

Issued as of [          ]

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:

Certificate of Authentication

Authenticated by Citigroup Global Markets Deutschland AG & Co. KGaA as Registrar without recourse, warranty or liability.

By:

Authorised Signatory

Dated:

On the back:

TERMS AND CONDITIONS OF THE BONDS

The issue of the €750,000,000 4.125 per cent. Exchangeable Bonds due 2014 (the Bonds, which expression shall, unless otherwise indicated, include any Further Bonds) was authorised by a resolution of the management board of Portugal Telecom International Finance B.V. (the Issuer) passed on or prior to 28 August 2007. The Bonds are constituted by a trust deed dated 28 August 2007 (the Trust Deed) between the Issuer, Portugal Telecom, SGPS, S.A. (Portugal Telecom), PT Comunicações, S.A. (PTC) and Citicorp Trustee Company Limited  (the Trustee, which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the Conditions) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Bonds. The Bondholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Exchange Agency Agreement dated 28 August 2007 (the Agency Agreement) relating to the Bonds between, inter alia, the Issuer, Portugal Telecom, the Trustee, Citibank, N.A. (the Principal Paying Agent, which expression shall include any successor as principal paying agent under the Agency Agreement), Citigroup Global Markets Deutschland AG & Co. KGaA (the Principal Transfer and Exchange Agent, which expression shall include any successor as principal transfer and exchange agent under the Agency Agreement), the paying agents and the transfer and exchange agents for the time being (such persons, together with the Principal Paying Agent and the Principal Transfer and Exchange Agent, being referred to below as the Agents, which expression shall include their successors as Agents under the Agency Agreement) and Citigroup Global Markets Deutschland AG & Co. KGaA in its capacity as registrar (the Registrar, which expression shall include any successor as registrar under the Agency Agreement). Copies of each of the Trust Deed and the Agency Agreement are available for inspection at the office of the Trustee at 14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, and at the specified offices of the Agents and the Registrar.

The Bonds have the benefit of a Keep Well Agreement between the Issuer and Portugal Telecom dated 28 August 2007 and a Keep Well Agreement between the Issuer and PTC dated 28 August 2007 (together, the Keep Well Agreements). References herein to the Keep Well Providers shall mean both Portugal Telecom and PTC and Keep Well Provider shall mean either of them.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1.         FORM, DENOMINATION, TITLE AND STATUS

1.1       Form and Denomination

             The Bonds are in registered form, serially numbered, in principal amounts of €50,000 or integral multiples thereof (authorised denominations and each an authorised denomination).

1.2       Title

             Title to the Bonds will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as appropriate) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

1.3       Status of the Bonds

             The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank pari passu among themselves and (subject as aforesaid and save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations if any) of the Issuer from time to time outstanding.

1.4       Keep Well Agreement

             In each of the Keep Well Agreements, the relevant Keep Well Provider has covenanted and agreed with the Issuer, and also for the benefit of the Trustee on behalf of the Bondholders (i) to cause the Issuer to maintain a Tangible Net Worth (as defined below), as determined in accordance with generally accepted accounting principles in the Netherlands applied on a consistent basis as shown on the Issuer’s most recent audited balance sheet (commencing with the Issuer’s audited balance sheet at 31 December 2006), of at least €1; and (ii) that if the Issuer at any time shall have insufficient funds or other liquid assets to meet its payment obligations (including in respect of the Bonds) or to repay borrowings then maturing or subsequently to mature, then upon receipt of notice from the Issuer to such effect, the relevant Keep Well Provider shall make available to the Issuer, before the due date of such payment obligations or borrowings, funds sufficient to enable the Issuer to meet such payment obligations or to repay such borrowings, as the case may be, in full as they fall due. In addition, Portugal Telecom has covenanted and agreed with the Issuer, and also for the benefit of the Trustee on behalf of the Bondholders to take all steps possible to cause the Issuer to exchange the Bonds pursuant to the terms hereof into Ordinary Shares.

2.         NEGATIVE PLEDGE

             So long as any of the Bonds remain outstanding (as defined in the Trust Deed) neither the Issuer nor the Keep Well Providers will create or, save only by operation of law, have outstanding any mortgage, lien, pledge or other charge (each a Security Interest) other than any Permitted Security (as defined below) upon the whole or any part of its undertaking or assets, present or future (including any uncalled capital), to secure any Loan Stock of any Person (as defined below) or to secure any obligation of any Person under any guarantee of or indemnity or purchase of indebtedness undertaking in respect of any Loan Stock of any other Person without at the same time or prior thereto at the option of the Issuer or the relevant Keep Well Provider, as applicable, either (i) securing the Bonds equally and rateably therewith or (ii) providing such other security for or other arrangement in respect of the Bonds as either (a) in any such case the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Bondholders or (b) shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

             For the purposes of these Terms and Conditions:

             Loan Stock means indebtedness having an original maturity of more than one year which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other debt securities (not comprising, for the avoidance of doubt, preference shares or other equity securities) which, with the consent of the Issuer or either Keep Well Provider, as the case may be, are quoted, listed, ordinarily dealt in or traded on any stock exchange and/or quotation system or by any listing authority, over-the-counter or other established securities market other than any such indebtedness where the majority thereof is initially placed with investors domiciled in Portugal and who purchase such indebtedness in Portugal.

             Permitted Security means:

(i)         in the case of a consolidation or merger of the Issuer or either Keep Well Provider, as the case may be, with or into another company (the Combining Company), any Security Interest over assets of the Issuer or such Keep Well Provider, as the case may be (if it is the surviving company) or the company (if other than the Issuer, such Keep Well Provider or such Material Subsidiary, as the case may be,) surviving or formed by such consolidation or merger provided that: (i) such Security Interest was created by the Combining Company over assets owned by it, (ii) such Security Interest is existing at the time of such consolidation or merger, (iii) such Security Interest was not created in contemplation of such consolidation or merger and (iv) the amount secured by such Security Interest is not increased thereafter; and

(ii)        any Security Interest on or with respect to the assets (including but not limited to receivables) of the Issuer or either Keep Well Provider, as the case may be, which is created pursuant to any securitisation or like arrangement in accordance with normal market practice and whereby the indebtedness secured by such Security Interest or the indebtedness in respect of any guarantee or indemnity which is secured by such Security Interest is limited to the value of such assets.

             Person means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state, agency of a state or other entity, whether or not having separate legal personality.

3.         DEFINITIONS

In these Conditions, unless otherwise provided:

Additional Ordinary Shares has the meaning provided in Condition 6.3.

Bondholder and holder mean the person in whose name a Bond is registered in the Register (as defined in Condition 4.1).

business day means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

Capital Distribution means any Non-Cash Dividend (as defined in Condition 6.2(c) below).

a Change of Control occurs when any person or persons, acting together, acquire(s) control of Portugal Telecom (other than as a result of an Exempt Newco Scheme).

control means the acquisition or control of more than 50 per cent. of the Voting Rights of the issued share capital of Portugal Telecom, whether obtained directly or through a Subsidiary, and whether obtained by ownership of share capital, the holding of Voting Rights or pursuant to the terms of a shareholders’ agreement and “controlled” shall be construed accordingly. For the purpose of this definition of “control” only, Subsidiary means any company in which the entity in question holds, directly or through another Subsidiary, more than 50 per cent. of the share capital or voting rights.

Change of Control Notice has the meaning provided in Condition 6.7.

Change of Control Period means the period commencing on the date on which a Change of Control occurs and ending 60 calendar days following such date or, if later, 60 calendar days following the date on which a Change of Control Notice is given as required by Condition 6.7.

Change of Control Put Date has the meaning provided in Condition 7.3.

Change of Control Put Exercise Notice has the meaning provided in Condition 7.3.

Closing Date means 28 August 2007.

Current Market Price means, in respect of an Ordinary Share at a particular date, the average of the Volume Weighted Average Price of an Ordinary Share for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(a)        if the Ordinary Shares to be issued or transferred do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement of such Dividend (or entitlement); or

(b)        if the Ordinary Shares to be issued or transferred do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of the first public announcement of such Dividend (or entitlement), and provided further that if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of the first public announcement of such Dividend or entitlement, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days (disregarding the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted

Average Price is available in the relevant period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

CVM means Central de Valores Mobiliários.

dealing day means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

Dividend means any dividend or any form of distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(a)        where a cash Dividend is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of a cash Dividend, then for the purposes of this definition the Dividend in question shall be treated as a cash Dividend of the greater of (i) such cash Dividend and (ii) the Fair Market Value (on the date of the first public announcement of such Dividend or capitalisation (as the case may be) or if later, the date on which the number of Ordinary Shares (or amount of property or assets, as the case may be) which may be issued or transferred or delivered is determined), of such Ordinary Shares or other property or assets;

(b)        any issue of Ordinary Shares falling within Condition 6.2(b) shall be disregarded;

(c)        a purchase or redemption or buy back of share capital of Portugal Telecom by Portugal Telecom or any Subsidiary of Portugal Telecom shall not constitute a Dividend unless, in the case of purchases, redemptions or buy backs of Ordinary Shares by or on behalf of Portugal Telecom or any of its Subsidiaries, the volume weighted average price per Ordinary Share (before expenses) on any one day (a Specified Share Day) in respect of such purchases, redemptions or buy backs (translated, if not in euro, into euro at the spot rate ruling at the close of business on such day as determined in good faith by an Independent Financial Adviser (or if no such rates available on that date, the equivalent rate on the immediately preceding date on which such rate is available) exceeds by more than (i) 5% (in the case of a redemption of share capital of Portugal Telecom by Portugal Telecom or any Subsidiary of Portugal Telecom) or (ii) 7.5% (in the case of a purchase or buy back of share capital of Portugal Telecom or any Subsidiary of Portugal Telecom) the average of the closing prices of the Ordinary Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Ordinary Shareholders of Portugal Telecom or any notice convening such a meeting of Ordinary Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price, on the five dealing days immediately preceding the date of such announcement, in which case such purchase, redemption or buy back shall be deemed to constitute a cash Dividend in euro to the extent that the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased by Portugal Telecom or, as the case may be, any of its Subsidiaries (translated where appropriate into euro as provided above) exceeds the product of (i)(a) in the case of  a redemption of share capital of Portugal Telecom by Portugal Telecom or any Subsidiary of Portugal Telecom, 105 per cent. or (i)(b) in the case of a purchase or buy back of share capital of Portugal Telecom or any Subsidiary of Portugal Telecom, 107.5 per cent., in each case, of the average closing price of the Ordinary Shares determined as aforesaid and (ii) the number of Ordinary Shares so purchased; and

(d)        if Portugal Telecom or any of its Subsidiaries shall purchase any receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

equity share capital means in relation to a company, its issued share capital excluding any part thereof which, neither as regards dividends, nor as regards capital, carries any right to participate beyond a specified amount in a distribution.

Euronext Lisbon means Eurolist by Euronext Lisbon managed by Euronext, Lisbon-Sociedade Gestora de Mercados Regulamentados S.A.

Exchange Date has the meaning provided in Condition 6.8.

Exchange Notice has the meaning provided in Condition 6.8.

Exchange Period has the meaning provided in Condition 6.1.

Exchange Price has the meaning provided in Condition 6.1.

Exchange Right has the meaning provided in Condition 6.1.

Exempt Newco Scheme means a Newco Scheme where immediately after completion of the relevant scheme of arrangement the ordinary shares or units (or equivalent) of Newco are (1) admitted to tradingl on the Euronext Lisbon or (2) admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as Portugal Telecom or Newco may determine.

Fair Market Value means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Financial Adviser provided, that (a) the Fair Market Value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Spin Off Securities (other than PTM Spin-Off Securities (as defined below)), options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Financial Adviser), the fair market value (i) of such Spin-Off Securities (other than PTM Spin-Off Securities)  shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such Spin-Off Securities options, warrants or other rights are publicly traded); and (d) in the case of (i) translated into euro (if declared or paid in a currency other than euro) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in euro; and in any other case, converted into euro (if expressed in a currency other than euro) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available). In addition, in the case of (i) and (ii), any withholding or deduction required to be made on account of tax and any associated tax credit shall be disregarded.

Final Maturity Date means 28 August 2014.

Further Bonds means any further Bonds issued pursuant to Condition 16 and consolidated and forming a single series with the then outstanding Bonds.

Independent Financial Adviser means an investment bank of international repute appointed by the Issuer and approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee) and the Trustee is indemnified to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Trustee following consultation with the Issuer.

Interest Payment Date has the meaning provided in Condition 5.1.

Lisbon business day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in Lisbon.

Newco Scheme means a scheme of arrangement or analogous proceeding (i) which effects the interposition of a limited liability company (Newco) between the Shareholders of Portugal Telecom immediately prior to the scheme of arrangement or analogous proceeding (the Existing Shareholders) and Portugal Telecom and (ii) in respect of which the Issuer and the Trustee agree, immediately prior to the implementation of such Newco Scheme, to make such amendments to the Conditions and the Trust Deed as are necessary, in the opinion of the Trustee, to ensure that (a) the Bonds may be exchanged for ordinary shares in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed and (b) the Trust Deed and the Conditions (including, without limitation, the adjustment provisions (in Condition 6), the Events of Default (in Condition 9)  and the Undertakings (in Condition 10)) provide at least the same protections and benefits to the Trustee and the Bondholders following the implementation of such Newco Scheme as they provided to the Trustee and the Bondholders prior to the implementation of the Newco Scheme, mutatis mutandis; provided, in all cases, that immediately after completion of the scheme of arrangement the only shareholders of Newco are the Existing Shareholders and that all Subsidiaries of Portugal Telecom immediately prior to the scheme of arrangement (other than Newco, if Newco is then a Subsidiary of Portugal Telecom) are Subsidiaries of Portugal Telecom immediately after the scheme of arrangement.

Optional Redemption Date has the meaning provided in Condition 7.2.

Optional Redemption Notice has the meaning provided in Condition 7.2.

Ordinary Shares means fully paid ordinary shares in the capital of Portugal Telecom currently with a par value of €0.03 each.

Parity Value means, in respect of any dealing day, the euro amount calculated as follows:

PV = OS X MP

where

PV                       =                              the Parity Value

OS                      =                              the number of Ordinary Shares that would fall to be delivered on the exercise of Exchange Rights in respect of a Bond in the principal amount of €50,000 assuming the Exchange Date to be such dealing day

MP                   =                              the closing price for the Ordinary Shares as published by or derived from the Relevant Stock Exchange on such dealing day provided that if on any such dealing day the Ordinary Shares shall have been quoted cum Dividend or cum-any other entitlement the closing price on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement of such Dividend or entitlement.

a person includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

Record Date has the meaning provided in Condition 8.3.

Registration Date means the date on which the relevant Ordinary Shares (having, in the case of an issue of new Ordinary Shares, been registered with the Commercial Registry of Lisbon) are credited to an account of a financial intermediary with CVM.

Relevant Date means, in respect of any Bond, whichever is the later of (a) the date on which payment in respect of it first becomes due and (b) if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given by the Issuer or to the Bondholders in accordance with Condition 17 that, upon further presentation of the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions.

Relevant Stock Exchange means Euronext Lisbon or if at the relevant time the Ordinary Shares are not at that time listed on Euronext Lisbon, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or dealt in.

Retroactive Adjustment has the meaning provided in Condition 6.3.

Securities means any securities including, without limitation, Ordinary Shares, bonds convertible or exchangeable in to Ordinary Shares or options warrants or other rights to subscribe for or purchase or acquire Ordinary Shares.

Shareholders means the holders of Ordinary Shares.

Specified Date has the meaning provided in Condition 6.2(g) and (h).

Spin-Off means:

(a)        a distribution of Spin-Off Securities by Portugal Telecom to Shareholders as a class; or

(b)        any transfer of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than Portugal Telecom) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders, as a class (but excluding the issue and allotment of shares by Newco to Existing Shareholders), pursuant in each case to any arrangements with Portugal Telecom or any of its Subsidiaries.

Spin-Off Securities means equity share capital of an entity other than Portugal Telecom.

Tangible Net Worth shall mean the total assets of the Issuer less the sum of intangible assets and total liabilities of the Issuer. A certificate of the auditors of the Issuer as to the amount of Tangible Net Worth shall, in the absence of manifest error, be final and conclusive.

TARGET System means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto.

Volume Weighted Average Price means, in respect of an Ordinary Share or, as the case may be, a Spin-Off Security on any dealing day, the volume-weighted average price of an Ordinary Share or, as the case may be, a Spin-Off Security published by or derived (in the case of an Ordinary Share) from the Relevant Stock Exchange or (in the case of a Spin-Off Security) from the principal stock exchange or securities market on which such Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined.

Voting Rights means the right to vote at a general meeting of shareholders of Portugal Telecom.

References to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholder or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such Issuer or offer or grant.

References in these Conditions to the principal amount of any Bond shall be to the face value thereof, being an authorised denomination of that Bond.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser considers appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any Issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

For the purposes of Conditions 6.2, 6.3, 6.8, and 6.9 and Condition 10 only, (a) references to the “issue” of Ordinary Shares shall include the transfer and/or delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of Portugal Telecom or any of its Subsidiaries, and (b) Ordinary Shares held by or on behalf of Portugal Telecom or any of its Subsidiaries (and which, in the case of Condition 6.2(d) and (f), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue”.

4.         REGISTRATION AND TRANSFER OF BONDS

4.1       Registration

The Issuer will cause a register (the Register) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and exchanges of Bonds.

4.2       Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4.3 and 4.4, be transferred in whole or in part in an authorised denomination by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Agent. No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven business days, at the place of the specified office of the Registrar, of receipt of any duly made application for the transfer of a Bond, deliver a new Bond to the transferee (and, in the case of a transfer of part only of a Bond, deliver a Bond for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

4.3                     Formalities Free of Charge

Such transfer will be effected without charge subject to (a) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (b) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (c) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee.

4.4                     Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (a) during the period of 15 days immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7.2; (b) in respect of which an Exchange Notice has been delivered in accordance with Condition 6.8; (c) in respect of which a Bondholder has exercised its right to require redemption pursuant to Condition 7.3; or (d) during the period of 15 days ending on (and including) any Record Date (as defined in Condition 8.3) in respect of any payment of interest on the Bonds.

5.                            INTEREST

5.1                     Interest Rate

The Bonds bear interest from and including the Closing Date at the rate of 4.125 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear on 28 February and 28 August in each year (each an Interest Payment Date), commencing on 28 February 2008. The amount of interest payable in respect of a Bond for any period which is not an Interest Period shall be calculated on the basis of the number of days in the relevant period from (and including) the first day of such period to (but excluding) the last day of such period divided by the number of days from (and including) the immediately preceding Interest Payment Date (or, if none, the Closing Date) to (but excluding) the next Interest Payment Date multiplied by 2.

Interest Period means the period beginning on (and including) the Closing Date and ending on (but excluding) 28 February 2008 (being the first Interest Payment Date) and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

5.2                     Accrual of Interest

Each Bond will cease to bear interest (a) where the Exchange Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Exchange Date or, if none, the Closing Date (subject in any such case as provided in Condition 6.9 or 6.10) or (b) where such Bond is being redeemed or repaid pursuant to Condition 7 or Condition 9, from the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue at such rate (both before and after judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder, and (ii) the day seven days after the Trustee or the Principal Paying Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

6.                            EXCHANGE OF BONDS

6.1                     Exchange Period and Exchange Price

Subject to and as provided in these Conditions, each Bond shall entitle the holder (an Exchange Right) to exchange such Bond for new and/or existing Ordinary Shares as determined by the Issuer, credited as fully paid.

The number of Ordinary Shares to be issued or transferred and delivered on exercise of an Exchange Right shall be determined by dividing the principal amount of the relevant Bond by the exchange price (the Exchange Price) in effect on the relevant Exchange Date.

The initial Exchange Price is €13.9859 per Ordinary Share. On the basis of the initial Exchange Price, each €50,000 principal amount of Bonds would entitle the holder to receive (subject as provided in these Conditions) 3,575 Ordinary Shares. The Exchange Price is subject to adjustment in the circumstances described in Condition 6.2 and the expression “Exchange Price” shall be construed accordingly.

A Bondholder may exercise the Exchange Right in respect of a Bond by delivering such Bond to the specified office of any Agent in accordance with Condition 6.8 whereupon the Issuer shall (subject as provided in these Conditions) procure the delivery, to or as directed by the relevant Bondholder, of Ordinary Shares credited as paid up in full as provided in this Condition 6.

Subject to, and as provided in these Conditions, the Exchange Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from 3 January 2009 to the close of business (at the place where the relevant Bond is delivered for exchange) on the date falling eight days prior to the Final Maturity Date (both days inclusive) or, if the Bonds shall have been called for redemption pursuant to Condition 7.2 prior to the Final Maturity Date, then up to the close of business (at the place aforesaid) on the eighth day before the date fixed for redemption thereof pursuant to Condition 7.2, unless there shall be default in making payment in respect of such Bond on such date fixed for redemption, in which event the Exchange Right shall extend up to the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 17 or, if earlier, the Final Maturity Date; provided that, in each case, if the final such date for the exercise of Exchange Rights is not a business day at the place aforesaid, then the period for exercise of the Exchange Right by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Exchange Rights may not be exercised (i) following the giving of notice by the Trustee pursuant to Condition 9; or (ii) in respect of a Bond which the relevant holder has exercised its right to require the Issuer to redeem pursuant to Condition 7.3.

Exchange Rights may not be exercised by a Bondholder in circumstances where the relevant Exchange Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive).

The period during which Exchange Rights may (subject as provided below) be exercised by a Bondholder is referred to as the Exchange Period.

Notwithstanding the Exchange Period prescribed by this Condition 6.1, the Exchange Right in respect of a Bond may be exercised at any time during a Change of Control Period, save that Exchange Rights may not be exercised during a Change of Control Period (i) following the giving of notice by the Trustee pursuant to Condition 9; or (ii) in respect of a Bond which the relevant holder has exercised its right to require the Issuer to redeem pursuant to Condition 7.3.

Exchange Rights may only be exercised in respect of an authorised denomination. Where Exchange Rights are exercised in respect of part only of a Bond, the old Bond shall be cancelled and a new Bond for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven business days, in the place of the specified office of the Registrar, following the relevant Exchange Date deliver such new Bond to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Bond by uninsured mail to such address as the Bondholder may request.

Fractions of Ordinary Shares will not be delivered on exchange or pursuant to Condition 6.3. However, except where any individual entitlement would be less than €10, a cash payment shall be made by the Issuer to the relevant exercising Bondholder in respect of any such fraction equal to the product of the closing price of an Ordinary Share on the relevant Exchange Date as published by or derived from the Relevant Stock Exchange multiplied by such fraction. Payment of any such amount shall be made not later than seven TARGET Business Days following the relevant Exchange Date by transfer to a euro account maintained by the Bondholder with a bank in a city in which banks have access to the TARGET System as specified in the relevant Exchange Notice. If the Exchange Right in respect of more than one Bond is exercised at any one time such that Ordinary Shares to be delivered on exchange or pursuant to Condition 6.3 are to be registered in the same name, the number of such Ordinary Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so exchanged and rounded down to the nearest whole number of Ordinary Shares.

The Issuer and Portugal Telecom will procure that Ordinary Shares to be delivered or transferred on exchange will be delivered or transferred to the holder of the Bonds completing the relevant Exchange Notice or his nominee.

6.2       Adjustment of Exchange Price

Upon the happening of any of the events described below, the Exchange Price shall be adjusted as follows:

(a)        If and whenever there shall be a consolidation, reclassification or subdivision in relation to the Ordinary Shares, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A

 B

             where:

A         is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B          is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

             Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(b)        If and whenever Portugal Telecom shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are issued instead of the whole or part of a cash Dividend which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a cash Dividend in lieu of such Ordinary Shares, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such issue by the following fraction:

A

B

             where:

A         is the aggregate nominal amount of the issued Ordinary Shares immediately before such issue; and

B          is the aggregate nominal amount of the issued Ordinary Shares immediately after such issue.

             Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(c)        (i)         If and whenever Portugal Telecom shall pay or make any Extraordinary Dividend to the Shareholders the Exchange Price shall be adjusted by multiplying the Exchange Price in force on the day immediately preceding the date on which the Ordinary Shares are trading ex-the relevant Extraordinary Dividend by the following fraction:

             A – B
A – T

             where:

A         is the Current Market Price of one Ordinary Share on the first date on which the Ordinary Shares are traded ex-the relevant Extraordinary Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of Portugal Telecom or any Subsidiary of Portugal Telecom, on which such Ordinary Shares (or depositary or other receipts or certificates) are purchased, redeemed or bought back or, in the case of a Spin-Off, is the Current Market Price of an Ordinary Share on the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off;

B          is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of Portugal Telecom or any Subsidiary of Portugal Telecom, by the number of Ordinary Shares in issue immediately following such purchase); and

T          is the amount (if any) by which the Threshold Amount in respect of the Relevant Fiscal Year exceeds an amount equal to the aggregate of the Fair Market Values of any previous Dividends per Ordinary Share paid or made in respect of such Relevant Fiscal Year (where T shall be zero if such amount is equal to, or exceeds, the Threshold Amount in respect of such Relevant Fiscal Year). For the avoidance of doubt T shall equal the Threshold Amount in respect of the Relevant Fiscal Year where no previous Dividends per Ordinary Share have been paid in such Relevant Fiscal Year.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-the relevant Extraordinary Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of Portugal Telecom or any Subsidiary of Portugal Telecom, on the date such purchase, redemption or buy back is made or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

Extraordinary Dividend means any Cash Dividend or Non-Cash Dividend (the Relevant Dividend) paid or made in respect of a fiscal year of Portugal Telecom (the Relevant Fiscal Year), where (a) the Fair Market Value of the Relevant Dividend per Ordinary Share or (b) the sum of (i) the Fair Market Value of the Relevant Dividend per Ordinary Share and (ii) an amount equal to the aggregate of the Fair Market Value or Values of any other Dividend or Dividends per Ordinary Share paid or made in respect of such Relevant Fiscal Year, exceeds the Threshold Amount and, in that case, the Extraordinary Dividend is the Relevant Dividend.

Threshold Amount means in respect of any Relevant Fiscal Year, €0.575 per Ordinary Share, adjusted pro rata for any adjustments to the Exchange Price made pursuant to the provisions of these Conditions, save in the case of the PTM Spin-Off (as defined below), the occurrence of which will not trigger, in any circumstances, an adjustment to the Threshold Amount and save that no adjustment to the Exchange Price at any time (the Applicable Time) will trigger a pro rata adjustment to the Threshold Amount unless such adjustment to the Exchange Price at the Applicable Time, when aggregated with any previous adjustments to the Exchange Price since the preceding date on which the Threshold Amount was adjusted (or, if none, the Closing Date), would lead to an adjustment to the Exchange Price in force at the Applicable Time of 3 per cent. or more (the Aggregate Amount). For the avoidance of doubt, such Threshold Amount at the Applicable Time will be adjusted pro rata, as if the Exchange Price in force at the Applicable Time would have been adjusted by the Aggregate Amount.

Cash Dividend means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of Spin-Off and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of Dividend, and for the avoidance of doubt, a Dividend falling within paragraph (c) or (d) of the definition of Dividend shall be treated as being a Non-Cash Dividend.

Non-Cash Dividend means any Dividend which is not a Cash Dividend, and shall include a Spin-Off but shall exclude the PTM-Spin-Off (as defined below).

Notwithstanding the above provisions of this Condition 6.2(c)(i), on an adjustment to the Threshold Amount as a result of the current and any previous adjustments to the Exchange Price amounting to the Aggregate Amount, the applicable Exchange Price which is due to be multiplied by the fraction set out above will be recalculated to reflect the Exchange Price which would have been in force (on the day immediately preceding the date on which the Ordinary Shares are trading ex-the relevant Extraordinary Dividend) if the previous adjustments to the Exchange Price would have resulted, at the time that such previous adjustments were made, in a pro rata adjustment to the Threshold Amount.

(ii)        If Portugal Telecom shall undertake the PTM Spin-Off (as defined below), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such PTM Spin-Off by the sum of the Daily Metrics during the period of five dealing days on the Relevant Stock Exchange immediately preceding the first date on which the Ordinary Shares are traded ex-the PTM Spin-Off (as defined below) and

Daily Metric means:

((A-B) / A) * 1/5

            where:

A                            is the Volume Weighted Average Price of an Ordinary Share of Portugal Telecom on each such dealing day determined in the manner specified herein; and

B                              is the portion of the Fair Market Value of the aggregate PTM Spin-Off Securities attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate PTM Spin-Off Securities by the number of Ordinary Shares entitled to receive the PTM-Spin Off, and for the purposes of which the definition of Fair Market Value shall be amended as set out below.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-the PTM Spin-Off Securities on the Relevant Stock Exchange.

In this Condition 6.2(c)(ii) only:

Fair Market Value of the aggregate PTM Spin-Off Securities means the daily Volume Weighted Average Price of the ordinary shares of PTM on each such dealing day;

PTM means PT Multimédia – Serviços de Telecomunicações e Multimédia, SGPS, S.A.;

PTM Spin-Off means a distribution of PTM Spin-Off Securities; and

PTM Spin-Off Securities means the PTM shares to be distributed to shareholders of Portugal Telecom pursuant to the PTM Spin-Off.

In making any calculation for the purposes of this Condition 6.2(c), such adjustment (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (i) any consolidation or sub-division of Ordinary Shares or the issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event or (ii) any change in the fiscal year of Portugal Telecom.

For the purposes of the above, the Fair Market Value of a Dividend shall (subject as provided in paragraph (a) of the definition of Dividend and in the definition of Fair Market Value) be determined as at the first date on which the Ordinary Shares are trading ex the relevant Dividend, and in the case of a Spin-Off (other than the PTM Spin-Off), the Fair Market Value of the relevant Dividend shall be the Fair Market Value of the relevant Spin-Off Securities or, as the case may be, the relevant property or assets.

(d)        If and whenever Portugal Telecom shall issue Ordinary Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or Securities, in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of the first public announcement of the terms of the issue or grant of such Ordinary Shares, options, warrants or other rights, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such issue or grant by the following fraction:

            A + B
A + C

             where:

A         is the number of Ordinary Shares in issue immediately before such announcement;

B          is the number of Ordinary Shares which the aggregate amount (if any) payable for the Ordinary Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share; and

C          is the number of Ordinary Shares issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

             Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(e)        If and whenever Portugal Telecom shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase any Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase Ordinary Shares), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such issue or grant by the following fraction:

A – B
A

where:

A         is the Current Market Price of one Ordinary Share on the dealing day on which the terms of such issue or grant are publicly announced; and

B          is the Fair Market Value on the date of such announcement (or if that date is not a dealing day, the next following dealing day) of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(f)         If and whenever Portugal Telecom shall issue (otherwise than as mentioned in sub-paragraph 6.2(d) above) wholly for cash or for no consideration any Ordinary Shares (other than on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Ordinary Shares (including, for the avoidance of doubt, conversion of the Bonds in accordance with the Conditions)) or issue or grant (otherwise than as mentioned in subparagraph 6.2(d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Ordinary Shares (other than the Bonds, which term shall include for these purposes any Further Bonds), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date (or if that date is not a dealing day, the immediately preceding dealing day) of the first public announcement of the terms of such issue or grant, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such issue or grant by the following fraction:

A + B
A + C

where:

A         is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B          is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and

C          is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.

(g)        If and whenever Portugal Telecom or any Subsidiary of Portugal Telecom or (at the direction or request of or pursuant to any arrangements with Portugal Telecom or any Subsidiary of Portugal Telecom) any other company, person or entity (otherwise than as mentioned in sub-paragraphs 6.2(d), 6.2(e) or 6.2(f) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term shall include for this purpose any Further Bonds), which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Ordinary Share on the date (or if such date is not a dealing day, the immediately preceding dealing day) of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such issue (or grant) by the following fraction:

A + B
A + C

where:

A         is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued, purchased or acquired by Portugal Telecom or any subsidiary of Portugal Telecom (or at the direction or request of or pursuant to any arrangement with Portugal Telecom or any Subsidiary of Portugal Telecom) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued), purchased or acquired;

B          is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Ordinary Share; and

C          is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such redesignation.

Provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph 6.2(g) the Specified Date) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided) then for the purposes of this sub-paragraph 6.2(g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the date of issue of such Securities or, as the case may be, the grant of such rights.

(h)        If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities (other than the Bonds, which term shall include for this purpose any Further Bonds) as are mentioned in sub-paragraph 6.2(g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the date (or if such date is not a dealing day, the immediately preceding dealing day) of the first public announcement of the proposals for such modification, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such modification by the following fraction:

A + B
A + C

where:

A         is the number of Ordinary Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued, purchased or acquired by Portugal Telecom or any Subsidiary of Portugal Telecom (or at the direction or request or pursuant to any arrangements with Portugal Telecom or any Subsidiary of Portugal Telecom) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B          is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C          is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this sub-paragraph or sub-paragraph 6.2(g) above.

Provided that if at the time of such modification (as used in this sub-paragraph 6.2(h) the Specified Date) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this paragraph 6.2(h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such Securities.

(i)         If and whenever Portugal Telecom or any Subsidiary of Portugal Telecom or (at the direction or request of or pursuant to any arrangements with Portugal Telecom or any Subsidiary of Portugal Telecom) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Exchange Price falls to be adjusted under sub-paragraphs 6.2(b), (c), (d), (f), (g) above or (j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant dealing day) or under subparagraph 6.2(e) above) the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before the making of such offer by the following fraction:

A – B
A

where:

A         is the Current Market Price of one Ordinary Share on the dealing day immediately preceding the date on which the terms of such offer are first publicly announced; and

B          is the Fair Market Value on the date of such announcement (or if such date is not a dealing day, the next following dealing day) of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange.

(j)         If a Change of Control shall occur, then upon any exercise of Exchange Rights where the Exchange Date falls during the Change of Control Period, the Exchange Price shall be as set out below, provided that on each occasion on which the Exchange Price is adjusted pursuant to the preceding provisions of this Condition 6.2 each Exchange Price shown in the following table shall be adjusted at the same time by the same proportion:

Exchange Date	Exchange Price
(Euro)
On or before 28 August 2008	10.17
Thereafter, but on or before 28 August 2009	10.72
Thereafter, but on or before 28 August 2010	11.26
Thereafter, but on or before 28 August 2011	11.81
Thereafter, but on or before 28 August 2012	12.35
Thereafter, but on or before 28 August 2013	12.90
Thereafter and until the Final Maturity Date	13.44

(k)        If Portugal Telecom, in consultation with the Trustee, determines that an adjustment should be made to the Exchange Price as a result of one or more circumstances not referred to above in this Condition 6.2 (even if the relevant circumstance is specifically excluded from the operation of sub-paragraphs 6.2(a) to (j) above), Portugal Telecom shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Exchange Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this subparagraph 6.2(k) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Exchange Price.

Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this Condition 6.2 have already resulted or will result in an adjustment to the Exchange Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Exchange Price or where more than one event which gives rise to an adjustment to the Exchange Price occurs within such a short period of time that, in the opinion of Portugal Telecom, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result and provided further that, for the avoidance of doubt, the issue of Ordinary Shares pursuant to the exercise of Exchange Rights shall not result in an adjustment to the Exchange Price.

For the purpose of any calculation of the consideration receivable or price pursuant to subparagraphs (d), (f), (g), and (h), the following provisions shall apply:

(A)       the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(B)       (x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by Portugal Telecom to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options warrants or rights as at the date of the first public announcement of the terms of issue of such Securities or, as the case may be, such options, warrants or rights, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(C)       if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than euro it shall be converted into euro at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on the date of the first public announcement of the terms of issue of such Securities (or if no such rate is available on that date, the equivalent rate on the immediately preceding date on which such rate is available); and

(D)       in determining consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or otherwise in connection therewith.

6.3       Retroactive Adjustments

If the Exchange Date in relation to the exchange of any Bond shall be after any consolidation, reclassification or sub-division as is mentioned in Condition 6.2(a), or after the record date or other due date for the establishment of entitlement for any such issue, distribution grant or offer (as the case may be) as is mentioned in Condition 6.2(b), (c) (in relation to a Capital Distribution other than one comprised of an Extraordinary Dividend), (d), (e) or (i), or after any such issue or grant as is mentioned in Condition 6.2(f) and (g) or, in relation to any Extraordinary Dividend in respect of the Ordinary Shares which constitutes a Capital Distribution, falls on or after the date falling 2 calendar months after the end of the fiscal year of Portugal Telecom in respect of which the said Dividend is paid or made or declared, in any case in circumstances where the relevant Exchange Date falls before the relevant adjustment becomes effective under Condition 6.2 (such adjustment, a Retroactive Adjustment), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or delivered to the exchanging Bondholder, in accordance with the instructions contained in the Exchange Notice, such additional number of Ordinary Shares (if any) (the Additional Ordinary Shares) as, together with the Ordinary Shares issued or to be issued or delivered on conversion of the relevant Bond (together with any fraction of an Ordinary Share not so issued), is equal to the number of Ordinary Shares which would have been required to be issued or delivered on exchange of such Bond if the relevant adjustment (more particularly referred to in the said provisions of Condition 6.2) to the Exchange Price had in fact been made and become effective immediately prior to the relevant Exchange Date, provided that if the relevant Bondholder shall be entitled to receive the relevant Extraordinary Dividend in respect of the Ordinary Shares to be issued or delivered to it, then no such Retroactive Adjustment shall be made in relation to such Dividend and the relevant Bondholder shall not be entitled to receive Additional Ordinary Shares in relation thereto.

6.4       Decision of an Independent Financial Adviser

If any doubt shall arise as to whether an adjustment is to be made to the Exchange Price or as to the appropriate adjustment to the Exchange Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect of such adjustment to the Exchange Price shall be conclusive and binding on all concerned, save in the case of manifest error.

6.5       Employees’ Share Schemes

No adjustment will be made to the Exchange Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees or former employees (including Directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of Portugal Telecom or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any employees’ share or option scheme.

6.6       Rounding Down and Notice of Adjustment to the Exchange Price

On any adjustment, the resultant Exchange Price, if not an integral multiple of €0.01, shall be rounded down to the nearest whole multiple of €0.01. No adjustment shall be made to the Exchange Price where such adjustment (rounded down if applicable) would be less than 1 per cent. of the Exchange Price then in effect. Any adjustment not required to be made, and/or any amount by which the Exchange Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

Notice of any adjustments to the Exchange Price shall be given by the Issuer and Portugal Telecom to Bondholders in accordance with Condition 17 and the Trustee promptly after the determination thereof.

The Exchange Price shall not in any event be reduced to below the nominal value of the Ordinary Shares and Portugal Telecom undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Exchange Price to below such nominal value.

6.7       Change of Control

Following the occurrence of a Change of Control, the Issuer or Portugal Telecom shall give notice thereof to the Trustee and the Bondholders in accordance with Condition 17 (a Change of Control Notice) within 14 days of the first day on which it becomes so aware.

The Change of Control Notice shall specify the Exchange Price applicable in consequence of the Change of Control as set out in Condition 6.2(j), as adjusted where appropriate, and shall inform Bondholders of their right to exercise Exchange Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7.3. The Change of Control Notice shall also specify:

(a)        all information material to Bondholders concerning the Change of Control;

(b)        the Exchange Price immediately prior to the occurrence of the Change of Control and the Exchange Price applicable pursuant to Condition 6.2(j) during the Change of Control Period;

(c)        the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange as at the latest practicable date prior to the publication of such notice;

(d)        the last day of the Change of Control Period;

(e)        the Change of Control Put Date (as defined in Condition 7.3); and

(f)         such other information relating to the Change of Control as the Trustee may require.

The Trustee shall not be required to take any steps to ascertain whether a Change of Control or any event which could lead to a Change of Control has occurred or may occur.

6.8       Procedure for exercise of Exchange Rights

The Exchange Right may be exercised by a Bondholder during the Exchange Period by delivering the relevant Bond to the specified office of any Transfer and Exchange Agent during its usual business hours, accompanied by a duly completed and signed notice of exchange (an Exchange Notice) in the form (for the time being current) obtainable from any Transfer and Exchange Agent. Exchange Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Transfer and Exchange Agent to whom the relevant Exchange Notice is delivered is located. If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Transfer and Exchange Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

An Exchange Notice, once delivered, shall be irrevocable.

The exchange date in respect of a Bond (the Exchange Date) shall be the Lisbon business day immediately following the date of the delivery of the Bonds and the Exchange Notice and, if applicable, the making of any payment to be made as provided below.

A Bondholder exercising an Exchange Right must pay directly to the relevant authorities any taxes and capital, stamp, issue and registration and transfer taxes and duties arising on exchange (other than any taxes or capital duties or stamp duties or issue, registration or transfer taxes payable in the Netherlands or Portugal in respect of the allotment and issue or transfer and delivery payable in the Netherlands or Portugal in respect of the allotment and issue or transfer and delivery of any Ordinary Shares on such exchange (including any Additional Ordinary Shares), which shall be paid by the Issuer) and such Bondholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such exchange. For the avoidance of doubt, the Trustee shall not be responsible for determining whether such taxes or capital, stamp, issue or registration and transfer taxes and duties are payable or the amount of such taxes or capital, stamp, issue or registration duties and it shall not be responsible or liable for any failure by the Issuer to pay such taxes or capital, stamp, issue or registration and transfer taxes and duties.

Ordinary Shares to be issued or delivered on exercise of Exchange Rights will be issued in uncertificated form through the facilities of CVM. The Ordinary Shares to be delivered will be delivered to the account of a financial intermediary at CVM specified in the relevant Exchange Notice.

The Issuer and Portugal Telecom will take all necessary steps to procure that the Ordinary Shares to be issued or delivered on exercise of Exchange Rights are issued and/or delivered as soon as possible as directed in the relevant Exchange Notice and, in particular Portugal Telecom shall execute all deeds and other documents for the issuance of share capital, if required, and deliver the same for registration to the Commercial Registry of Lisbon and all (if any) other relevant authorities within 20 Lisbon business days following the relevant Exchange Date and promptly upon such registration make all necessary filings and applications to Euronext Lisbon for the listing of such Ordinary Shares.

6.9       Ordinary Shares and Accrued Interest

(a)        Subject to Condition 6.10, a Bondholder which has exercised its Exchange Right in relation to a Bond shall not be entitled to any payment in respect of, or adjustment for interest accrued on, such Bond from (and including) the Interest Payment Date immediately preceding the applicable Exchange Date.

(b)        Ordinary Shares issued upon exchange of the Bonds will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Registration Date, except in any such case for any right excluded by mandatory provisions of applicable law and (subject to Condition 6.9(c)) except that such Ordinary Shares will not rank for any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date.

(c)        If the Exchange Date shall be prior to the date falling 2 calendar months after the end of the fiscal year of Portugal Telecom ending on or immediately preceding such Exchange Date, or shall be prior to the end of a fiscal year of Portugal Telecom, the Ordinary Shares to be issued in respect of the relevant exercise of Exchange Rights shall in all cases rank for, and entitle the relevant Bondholder to receive, any cash Dividend declared or paid or made by Portugal Telecom in respect of such fiscal year.

(d)        If the Exchange Date shall be on or after the date falling 2 calendar months after the end of the fiscal year of Portugal Telecom ending on or immediately preceding such Exchange Date, the Ordinary Shares to be issued in respect of the relevant exercise of Exchange Rights shall not entitle the relevant Bondholder to receive any dividends or other distributions declared or paid or made with respect to the fiscal year of Portugal Telecom ended on or immediately preceding such Exchange Date.

Although the Issuer may deliver or procure the delivery of existing issued Ordinary Shares upon exercise of Exchange Rights, rather than newly issued Ordinary Shares, there is no obligation on the Issuer and/or Portugal Telecom to do so.

In view of the requirements under Portuguese law for completing various formalities required in connection with an issue of share capital, Bondholders should be aware that it may take approximately 60 days following the exercise of Exchange Rights for newly issued Ordinary Shares to be delivered to the relevant Bondholder. As a result, Bondholders exercising Exchange Rights may not be able to sell or otherwise transfer or dispose of, or exercise any rights in relation to, the Ordinary Shares to which they are entitled upon such exercise for a material period following such exercise. However, there can be no assurances that if newly issued Ordinary Shares are to be delivered to a holder upon exercise of Exchange Rights that those Ordinary Shares will be issued and delivered, and the Registration Date occur, within a 60 day period following such exercise.

6.10     Interest on Exchange

If any notice requiring the redemption of any Bonds is given pursuant to Condition 7.2 on or after the fifteenth Lisbon business day prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) in respect of any Dividend or distribution payable in respect of the Ordinary Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue on Bonds in respect of which Exchange Rights shall have been exercised and in respect of which the Exchange Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Exchange Date fails before the first Interest Payment Date, from the Closing Date) to but excluding such Exchange Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Exchange Date by a euro cheque drawn on, or by transfer to a euro account maintained with, a bank in a city in which banks have access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Exchange Notice.

6.11     Purchase or Redemption of Ordinary Shares

Portugal Telecom may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back its own shares (including Ordinary Shares) or any depositary or other receipts representing the same without the consent of the Bondholders.

6.12     No duty to Monitor

The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Exchange Price and will not be responsible to the Bondholders for any loss arising from any failure by it to do so.

6.13     Consolidation, Amalgamation or Merger

Without prejudice to Condition 6.2(j), in the case of (i) any consolidation, amalgamation or merger of Portugal Telecom with any other corporation (other than a consolidation), amalgamation or merger in which Portugal Telecom is the continuing corporation) (a Successor in Business) or (ii) any sale or transfer of all, or substantially all, of the assets of Portugal Telecom to another entity (whether by operation of law or otherwise) (also a Successor in Business), Portugal Telecom will forthwith notify the Trustee and the Bondholders of such event and take such steps as shall be required by the Trustee (including the execution of a deed supplemental to or amending the Trust Deed) to ensure that each Bond then outstanding will (during the period in which Exchange Rights may be exercised) be exchanged into the class and amount of shares and other securities and property of the Successor in Business receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Ordinary Shares which would have become liable to be issued, transferred or delivered upon exercise of Exchange Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental deed, supplement or amendment will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Condition 6. The above provisions of this Condition 6.13 will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales of transfers.

7.         REDEMPTION AND PURCHASE

7.1       Final Redemption

Unless previously purchased and cancelled, redeemed or exchanged as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 7.2.

7.2       Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 days’ notice (an Optional Redemption Notice) to the Trustee and to the Bondholders in accordance with Condition 17, the Issuer may redeem all but not some only of the Bonds on the date (the Optional Redemption Date) specified in the Optional Redemption Notice at their principal amount, together with accrued interest to such date:

(a)        at any time on or after 11 September 2010, if the Parity Value on each of at least 20 dealing days in any period of 30 consecutive dealing days ending not earlier than 14 days prior to the giving of the relevant Optional Redemption Notice, exceeds 130 per cent. of the principal amount of a Bond on each such dealing day; or

(b)        if, at any time prior to the date the relevant Optional Redemption Notice is given, Exchange Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 90 per cent. or more in principal amount of the Bonds originally issued.

Parity Value shall have the meaning provided in Condition 3.

7.3       Redemption at the option of Bondholders

Following the occurrence of a Change of Control, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Change of Control Put Date at its principal amount, together with accrued and unpaid interest to such date. To exercise such right, the holder of the relevant Bond must deliver such Bond to the specified office of any Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Agent (a Change of Control Put Exercise Notice), at any time during the Change of Control Period. The Change of Control Put Date shall be the twenty-first calendar day after the expiry of the Change of Control Period.

Payment in respect of any such Bond shall be made by transfer to a euro account maintained with a bank in a city in which banks have access to the TARGET System as specified by the relevant Bondholder in the relevant Change of Control Put Exercise Notice.

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Put Date.

7.4       Optional Redemption Notices

Any Optional Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date, (ii) the Exchange Price, the aggregate principal amount of the Bonds outstanding and the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice and (iii) the last day on which Exchange Rights may be exercised by Bondholders.

7.5       Purchase

Subject to the requirements (if any) of any stock exchange on which the Bonds may be listed at the relevant time and subject to compliance with applicable laws and regulations, the Issuer, Portugal Telecom or any Subsidiary of Portugal Telecom may at any time purchase Bonds in the open market or otherwise at any price.

7.6       Cancellation

All Bonds which are redeemed or in respect of which Exchange Rights are exercised will be cancelled and may not be reissued or resold. Bonds purchased by the Issuer, Portugal Telecom or any of their respective Subsidiaries shall be surrendered to the Principal Paying Agent for cancellation and may not be reissued or re-sold.

8.         PAYMENTS

8.1       Principal

Payment of principal in respect of the Bonds and accrued interest payable on a redemption of the Bonds other than on an Interest Payment Date will be made to the persons shown in the Register at the close of business on the Record Date and subject to the surrender of the Bonds at the specified office of the Registrar or of any of the Agents.

8.2       Interest and other Amounts

(a)        Payments of interest due on an Interest Payment Date will be made to the persons shown in the Register at close of business on the Record Date.

(b)        Payments of all amounts other than as provided in Condition 8.1 and Condition 8.2(a) will be made as provided in these Conditions.

8.3       Record Date

Record Date means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

8.4       Payments

Each payment in respect of the Bonds pursuant to Condition 8.1 and 8.2(a) will be made by euro cheque mailed on the due date for any payment in respect of a Bond to the holder of the relevant Bond at his address appearing in the Register on the Relevant Record Date. However, upon application by the holder to the specified office of the Registrar or any Agent not less than 15 days before the due date for any payment in respect of a Bond, such payment may be made by transfer to a euro account maintained by the payee with a bank in a city in which banks have access to the TARGET System.

Where payment is to be made by cheque, the cheque will be mailed, on the business day preceding the due date for payment or, in the case of payments referred to in Condition 8.1, if later, on the business day on which the relevant Bond is surrendered as specified in Condition 8.1 (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder).

8.5       Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

8.6       Taxation

All payments made by or on behalf the Issuer in respect of the Bonds or either of the Keep Well Providers under the Keep Well Agreements will be made subject to and after deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Netherlands or Portugal (as the case may be) or any political subdivision or any authority thereof or therein having power to tax required to be made by law. Neither the Issuer nor the Keep Well Providers will be required to pay any additional or further amounts in respect of such deduction or withholding.

8.7       Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) as a result of the due date not being a business day, (ii) if the Bondholder is late in surrendering the relevant Bond or (iii) if a cheque mailed in accordance with this Condition arrives after the date for payment.

8.8       Business Days

In this Condition, business day means a day on which the TARGET System is operating and in the case of presentation or surrender of a Bond, a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business, in the place of the specified office of the Registrar or relevant Agent, to whom the relevant Bond is presented or surrendered.

8.9       Agents, etc.

The initial Agents and Registrar and their initial specified offices are listed below. The Issuer reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee (which approval shall not be unreasonably withheld or delayed), to vary or terminate the appointment of any Agent or the Registrar and appoint additional or other Agents, provided that it will (i) maintain a Principal Paying Agent, a Principal Transfer and Exchange Agent and a Registrar (which may be the Principal Transfer and Exchange Agent), (ii) maintain Agents having specified offices in at least two major European cities including, so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange so require, a Paying Agent and a Transfer and Exchange Agent with specified offices in Luxembourg, (iii) a Paying Agent and a Transfer and Exchange Agent with specified offices in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive and (iv) maintain a Registrar with a specified office outside the United Kingdom. Notice of any change in the Agents or the Registrar or their specified offices will promptly be given by the Issuer to the Bondholders in accordance with Condition 17.

8.10     Fractions

                                     When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

9.          EVENTS OF DEFAULT AND ENFORCEMENT

                                      If any one or more of the following events (each an Event of Default) shall occur, the Trustee at its discretion may, and if so requested in writing by the holders of not less than one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction) shall (but in the case of the happening of any of the events mentioned in sub-paragraph (b), (c), (d), (f) or (g) below only if the Trustee shall have certified to the Issuer and each Keep Well Provider that the occurrence of such event is, in its opinion, materially prejudicial to the interests of the Bondholders), by written notice to the Issuer and each Keep Well Provider, declare the Bonds to be, and forthwith upon such declaration the Bonds shall become, immediately due and repayable at their principal amount, together with accrued interest:

(a)                        if the Issuer fails to pay any amount of any principal or interest due in respect of the Bonds or any of them and the failure continues for a period of seven days in the case of principal and 14 days in the case of interest; or

(b)                       if the Issuer or any Keep Well Provider fails to perform or observe any of its other obligations under these Terms and Conditions or the Trust Deed and the failure continues for the period of 30 days next following the service by the Trustee on the Issuer and the relevant Keep Well Provider of notice requiring the same to be remedied; or

(c)                        if any Indebtedness for Borrowed Money of the Issuer, any Keep Well Provider or any Material Subsidiary becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer, either Keep Well Provider or any Material Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any applicable grace period as originally provided or if the Issuer, either Keep Well Provider or any Material Subsidiary fails in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person, provided that no such event shall constitute an Event of Default unless the relative Indebtedness for Borrowed Money either alone or when aggregated with other Indebtedness for Borrowed Money relative to all (if any) other such events which shall have occurred shall amount to at least €20,000,000 (or its equivalent in any other currency) and provided further that, for the purposes of this Condition 9(c), the Issuer, either Keep Well Provider and any Material Subsidiary shall not be deemed to be in default with respect to such Indebtedness for Borrowed Money, guarantee or indemnity if it shall be contesting in good faith by appropriate means its liability to make payment thereunder and has been advised by independent legal advisers of recognised standing that it is reasonable for it to do so; or

(d)                       if a secured party enforces its security over the whole or a substantial part of the undertaking, assets and revenues of the Issuer or either Keep Well Provider; or

(e)                        save for the purposes of reorganisation on terms previously approved by the Trustee in writing or by an Extraordinary Resolution of the Bondholders, if any order is made by any competent court or an effective resolution passed for the winding up or dissolution of the Issuer or any Keep Well Provider; or

(f)                          save for the purposes of reorganisation on terms approved by the Trustee in writing or by an Extraordinary Resolution of the Bondholders, if the Issuer or either Keep Well Provider ceases to carry on the whole or substantially the whole of its business (except for the purpose of a transfer of the whole or substantially the whole of its business to a Subsidiary which shall, within one business day upon the happening of such transfer, enter into a keep well agreement, in a form previously approved in writing by the Trustee, on substantially the same terms as the relevant Keep Well Agreement and shall comply with such other conditions as the Trustee may require including, but not limited to, taking steps to ensure the validity and enforceability thereof, making appropriate consequential modifications to the provisions of these Terms and Conditions and the Trust Deed, becoming a party to the Trust Deed and agreeing to be bound by the provisions thereof and giving the requisite notifications to Bondholders) or the Issuer or any Keep Well Provider stops payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(g)                       if proceedings are initiated against the Issuer or either Keep Well Provider under any applicable liquidation, insolvency, bankruptcy, moratorium of payments, composition, reorganisation or other similar laws, or a receiver, administrator, manager or other similar official is appointed in relation to the whole or a substantial part of the undertaking, assets or revenues of the Issuer or either Keep Well Provider, or an encumbrancer takes possession of the whole or a substantial part of the undertaking, assets or revenues of either of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking, assets or revenues of any of them unless, in any such case, discharged within 45 days or contested in good faith by appropriate means by the Issuer or the relevant Keep Well Provider, and the Issuer or the relevant Keep Well Provider has been advised by recognised independent legal advisers of good repute that it is reasonable to do so; or

(h)                      if the Issuer or either Keep Well Provider initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, bankruptcy, moratorium of payments, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally; or

(i)                           if it is or will become unlawful for the Issuer or any Keep Well Provider to perform or comply with any of its material obligations under or in respect of the Bonds, the Trust Deed or the relevant Keep Well Agreement; or

(j)                         either Keep Well Agreement is terminated or any provision of either Keep Well Agreement is amended or waived in circumstances where such amendment or waiver would have, in the opinion of the Trustee, an adverse effect on the interests of the Bondholders or is not enforced in a timely manner by the Issuer or is breached by either Keep Well Provider provided that in the case of such non-enforcement or breach this has, in the opinion of the Trustee, an adverse effect on the interests of the Bondholders.

For the purposes of these Terms and Conditions:

Indebtedness for Borrowed Money means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.

Material Subsidiary means, at any particular time, a Subsidiary whose turnover represents at least ten per cent. of the consolidated turnover of Portugal Telecom and its Subsidiaries on a consolidated basis and for these purposes:

(i)                           all calculations shall be made by reference to (A) the latest annual non-consolidated audited accounts of the relevant Subsidiary used for the purpose of the then latest audited consolidated annual accounts of Portugal Telecom and (B) the then latest consolidated audited annual accounts of Portugal Telecom; and

(ii)                        on a Material Subsidiary transferring all or substantially all of its assets or business to another Subsidiary, the transferor shall cease to be a Material Subsidiary and any such transferee which is not already a Material Subsidiary shall thereupon be deemed to be a Material Subsidiary until publication of the next annual audited accounts after which whether it is or is not a Material Subsidiary shall be determined in accordance with (i) above.

A report by a reputable firm of accountants, approved by the Trustee, that in their opinion a Subsidiary is not or was not at any particular time a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

Subsidiary means any company in which Portugal Telecom holds, directly or indirectly through another Subsidiary, more than 50 per cent. of the share capital or Voting Rights.

10.       UNDERTAKINGS

Whilst any Exchange Right remains exercisable, Portugal Telecom will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(a)                        not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(i)                          by the issue of fully paid Ordinary Shares to Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares or other Shares or Securities on a capitalisation of profits or reserves; or

(ii)                       by the issue of Ordinary Shares paid up in full (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend; or

(iii)                    by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive equity share capital (other than Ordinary Shares); or

(iv)                   by the issue of Ordinary Shares or any equity share capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office of Portugal Telecom or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives rise (or would, but for the provisions of Condition 6.6 relating to the carry forward of adjustments or roundings, give rise) to an adjustment to the Exchange Price; or

(b)                       not modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to the Ordinary Shares but so that nothing in this Condition 10(b) shall prevent:

(i)                          the issue of equity share capital to employees or former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) whether of Portugal Telecom or any of its Subsidiaries or associated companies by virtue of their office or employment pursuant, in each such case, to any employees’ share or option scheme; or

(ii)                       any consolidation, reclassification or subdivision of the Ordinary Shares; or

(iii)                    any modification of such rights which is not, in the opinion of an Independent Financial Adviser (acting as an expert) materially prejudicial to the interests of the holders of the Bonds; or

(iv)                   any issue of equity share capital where the issue of such equity share capital results, or would, but for the provisions of Condition 6.6 relating to roundings or the carry forward of adjustments or the fact that the consideration per Ordinary Share receivable therefor is at least 95 per cent of the Current Market Price per Ordinary Share, otherwise result, in an adjustment to the Exchange Price; or

(v)                      any issue of equity share capital or modification of rights attaching to the Ordinary Shares, where prior thereto Portugal Telecom shall have instructed an Independent Financial Adviser to determine what (if any) adjustments should be made to the Exchange Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment resulting in an increase in the Exchange Price is required and, if so, the new Exchange Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(c)                        procure that no Securities (whether issued by Portugal Telecom or any Subsidiary of Portugal Telecom or procured by Portugal Telecom or any Subsidiary of Portugal Telecom to be issued or issued by any other person pursuant to any arrangement with Portugal Telecom or any Subsidiary of Portugal Telecom) issued without rights to convert into, or exchange or subscribe for Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 6.6 relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Exchange Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(d)                       not make any issue, grant or distribution or any other action taken if the effect thereof would be that, on the exercise of Exchange Rights, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(e)                        not reduce its issued share capital, or any uncalled liability in respect thereof, or any non distributable reserves, except:

(i)                          pursuant to the terms of issue of the relevant share capital; or

(ii)                       by means of a purchase or redemption of share capital of Portugal Telecom including, for the avoidance of doubt, the €2.1 billion share buy back being implemented by Portugal Telecom to the extent, in any such case, permitted by applicable law; or

(iii)                    by way of transfer to reserves as permitted under applicable law; or

(iv)                   where the reduction does not include any distribution of assets; or

(v)                      to create distributable reserves; or

(vi)                   pursuant to a Newco Scheme; or

(vii)                where the reduction is permitted by applicable law and the Trustee is advised by an Independent Financial Adviser, acting as expert, that the interests of the Bondholders will not be materially prejudiced by such reduction; or

(viii)             where the reduction is permitted by applicable law and results in (or would, but for the provisions of Condition 6.6 relating to roundings or the carry forward of adjustments, result in) an adjustment to the Exchange Price, provided that, without prejudice to the other provisions of these Conditions, Portugal Telecom may exercise such rights as they may from time to time enjoy pursuant to applicable law to purchase, redeem or buy back its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Bondholders;

(f)                          if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offer or and/or any associate (or affiliate) of the offer or) to acquire the whole or a majority of the issued Ordinary Shares, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to Shareholders (or as soon as reasonably practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Agents and, where such an offer or scheme has been recommended by the board of directors of Portugal Telecom, or where such an offer has become or been declared unconditional in all respects, use all reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Exchange Rights by the Bondholders;

(g)                       use its best endeavours to ensure that the Ordinary Shares issued upon exercise of Exchange Rights will, as soon as is practicable, be listed on the Relevant Stock Exchange and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in;

(h)                       procure that it shall not become domiciled or resident in or subject generally to the taxing authority of any jurisdiction (other than the Netherlands) unless it would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Bonds;

(i)                           in the event of a Newco Scheme take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately upon completion of the scheme of arrangement or analogous proceeding, such amendments are made to these Conditions and the Trust Deed as are necessary, in the opinion of the Trustee, to ensure that (a) the Bonds may be exchanged for ordinary shares in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed and (b) the Trust Deed and the Conditions (including, without limitation, the adjustment provisions (in Condition 6), the Events of Default (in Condition 9)  and the Undertakings (in Condition 10)) provide at least the same protections and benefits to the Trustee and the Bondholders following the implementation of such Newco Scheme as they provided to the Trustee and the Bondholders prior to the implementation of the Newco Scheme, mutatis mutandis; and

(j)                           for so long as any Bond remains outstanding, use its best endeavours to ensure that its issued and outstanding Ordinary Shares shall be listed on Euronext Lisbon or another regulated, regularly operating, recognised stock exchange or securities market in the European Union, Switzerland or the United States.

11.       PRESCRIPTION

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal) or 5 years (in the case of interest) from the appropriate Relevant Date in respect of such payment. Claims in respect of any other amounts payable in respect of the Bonds shall become void unless made within 10 years following the due date for payment thereof.

12.       REPLACEMENT OF BONDS

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of any Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

13.       MEETINGS OF BONDHOLDERS MODIFICATION, WAIVER AND SUBSTITUTION

13.1     Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed or the Keep Well Agreements. Such a meeting may be convened by the Issuer, either Keep Well Provider or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing more than 50 per cent. in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons present being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds, (ii) to reduce or cancel the principal amount, or interest on, the Bonds or to reduce the amount payable or redemption of the Bonds or modifying or cancelling the Exchange Rights, (iii) to increase the Exchange Price other than in accordance with these Conditions, (iv) to change the currency of any payment in respect of the Bonds, or (v) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than three quarters, or at any adjourned meeting not less than one-half, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Bondholders (whether or not they were present at the meeting at which such resolution was passed).

13.2     Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, these Conditions or either Keep Well Agreement which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, these Conditions or either Keep Well Agreement, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, these Conditions or either Keep Well Agreement which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine any Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17.

13.3     Substitution

The Trustee may agree, without the consent of the Bondholders, to the substitution in place of the Issuer of (i) any Successor in Business (as defined in Condition 6.13 hereto) or (ii) either Keep Well Provider or any other Subsidiary, in each case, as principal debtor under the Trust Deed and the Bonds (a Substitution). Such substitution shall be subject to (a) the relevant provisions of the Trust Deed,  (b) save in the case of a substitution in place of the Issuer of a Successor in Business, the Bonds continuing to be convertible or exchangeable into Ordinary Shares as provided in these Conditions mutatis mutandis as provided in these Conditions or, in the case of a substitution in place of the Issuer of a Successor in Business, the Bonds being exchangeable into the class and amount of shares and other securities and property of the Successor in Business as prescribed by Condition 6.13 hereto and (c) each Keep Well Provider (other than a Keep Well Provider which is substituted as principal debtor) undertaking like obligations in respect of such substituted principal debtor to those set out in the relevant Keep Well Agreement or, if applicable, such other obligations in respect of the previous principal debtor which may be in force immediately prior to the substitution in place of such Keep Well Provider’s obligations under the relevant Keep Well Agreement.

13.4     Entitlement of the Trustee

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation,  shall not have regard to the consequences of any such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, either of the Keep Well Providers, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

14.       ENFORCEMENT

The Trustee may, at any time at its discretion and without further notice, institute such proceedings against the Issuer and/or either Keep Well Provider as it may think fit to enforce the provisions of the Trust Deed and the Keep Well Agreements but it shall not be bound to take any such proceedings or take any other action under the Trust Deed or either Keep Well Agreement unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Bondholder shall be entitled (A) to proceed directly against the Issuer unless the Trustee, having become bound so to do, fails so to do within a reasonable period and such failure shall be continuing, or (B) to take proceedings to enforce the provisions of the Keep Well Agreement.

15.       THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer or Portugal Telecom and any entity related to the Issuer or Portugal Telecom without accounting for any profit. The Trustee may rely without liability to Bondholders on a report, confirmation or certificate or any advice of any accountants, financial advisers or investment bank, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner), by reference to a monetary cap, methodology or otherwise.

16.       FURTHER ISSUES

The Issuer may from time to time, without the consent of the Bondholders, create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

17.      NOTICES

Notices to Bondholders shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times) and (so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange so require) in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort) and/or the Luxembourg Stock Exchange’s website, www.bourse.lu. Any such notice shall be deemed to have been given on the date of the last such publication as provided above.

18.       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

19.       GOVERNING LAW AND JURISDICTION

19.1     Governing Law

The Trust Deed, the Agency Agreement and the Bonds are governed by, and shall be construed in accordance with, English law.

19.2     Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (Proceedings) may be brought in such courts. Each of the Issuer and each of the Keep Well Providers has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

19.3     Agent for Service of Process

Each of the Issuer and each of the Keep Well Providers has irrevocably appointed Clifford Chance Securities Limited at its registered office for the time being, currently at 10 Upper Bank Street, London E14 5JJ, as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

The Bonds do not constitute obligations of, and are not guaranteed by, Portugal Telecom or PTC.

REGISTRAR

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG & CO. KGaA

Reuterweg 16,

60323 Frankfurt am Main,

Germany

PRINCIPAL PAYING AGENT

CITIBANK, N.A.

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

PRINCIPAL TRANSFER AND EXCHANGE AGENT

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG & CO. KGaA

Reuterweg 16,

60323 Frankfurt am Main,

Germany

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

€[  ] principal amount of the Bonds represented by this Certificate, irrevocably constituting and appointing Citigroup Global Markets Deutschland AG & Co. KGaA in its capacity as Registrar for the Bonds as attorney to transfer the principal amount of the Bonds represented by this Certificate in the register maintained by the Registrar with full power of substitution.

Signature(s)

Date:

NOTES:

1.                                      This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions endorsed on the Certificate representing the Bonds to which this form of transfer relates and must be executed under the hand of the transferor or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing and, in the latter case, the document so authorising the officers must be delivered with this form of transfer.

2.                                      The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or the Exchange and Transfer Agent may require.

3.                                      The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

4.                                      Any transfer of Bonds shall be in the minimum amount of €50,000 or any amount in excess thereof which is an integral multiple of €50,000.

SCHEDULE 2

FORM OF GLOBAL BOND

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

Common Code: 030960084                                                                                                                          ISIN: XS0309600848

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€750,000,000 4.125 per cent. Exchangeable Bonds due 2014

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the Bonds) of Portugal Telecom International Finance B.V. (the Issuer).

The Issuer hereby certifies that Citivic Nominees Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

€750,000,000

(seven hundred and fifty million euro)

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted and secured by a Trust Deed dated 28 August 2007 (the Trust Deed) between the Issuer, Portugal Telecom, SGPS, S.A. (Portugal Telecom), PT Comunicações, S.A. and Citicorp Trustee Company Limited as trustee (the Trustee) and are subject to the Trust Deed and the terms and conditions (the Conditions) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Bond. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

The Bonds represented by this Global Bond are exchangeable into Ordinary Shares in Portugal Telecom subject to and in accordance with the Conditions and the Trust Deed.

Exchange

This Global Bond is exchangeable in whole but not in part (free of charge to the holder and the Bondholders) for the definitive certificates representing the Bonds described below if this Global Bond is held on behalf of Euroclear Bank S.A./N.V. (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg) and either such clearing system is closed for business for a continuous period of 14 days

(other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. Thereupon the holder may give notice to the Issuer, the Trustee, the Principal Transfer and Exchange Agent and the Bondholders, of its intention to exchange the Global Bond for definitive certificates in respect of Bonds (Certificates) on or after the Global Bond Exchange Date (as defined below) specified in the notice.

On or after the Global Bond Exchange Date, the holder of the Global Bond may surrender the Global Bond to or to the order of the Principal Transfer and Exchange Agent.  In exchange for the Global Bond, the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated certificates in respect of Bonds in definitive registered form, printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in Schedule 1 to the Trust Deed. Such definitive Bonds will be registered in the name of the accountholders at Clearstream, Luxembourg and Euroclear which previously had Bonds credited to their accounts. On exchange of the Global Bond, the Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder.

Global Bond Exchange Date means a day falling not less than 60 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar is located.

Meetings

At any meeting of the Bondholders the holder hereof shall be treated as having one vote in respect of each €50,000 principal amount of Bonds represented by this Global Bond. Any accountholder (or the representative of any such person) of a clearing system with an interest in the Bonds represented by this Global Bond on confirmation of entitlement and proof of his identity may attend and speak (but not vote) at any meeting of Bondholders.

Exchange Rights

Exchange Rights in respect of Bonds represented by this Global Bond are exercisable by presentation of or by procuring the presentation of this Global Bond to or to the order of the Principal Transfer and Exchange Agent for notation of exercise of the Exchange Rights together with one or more duly completed exchange notices (in a form agreed between the holder of this Global Bond and the accountholders (and which may be in electronic form) and otherwise in accordance with the rules and procedures of the relevant clearing system) and an appropriate entry will be made in the register maintained in respect of the Bonds. Delivery of such exchange notice will constitute confirmation by the beneficial owner of the Bonds to be exchanged that the information and the representations in the exchange notice are true and accurate on the date of delivery. The provisions of Condition 6 of the Bonds will otherwise apply.

Trustee’s Powers

In considering the interests of Bondholders in circumstances where this Global Bond is held on behalf of Euroclear and/or Clearstream, Luxembourg, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Global Bond and may consider such interests as if such accountholders were the holders of this Global Bond.

Prescription

Claims against the Issuer in respect of principal or interest on the Bonds while the Bonds are represented by this Global Bond will become prescribed after a period of ten years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date.

Clearing Systems

Any reference herein to Clearstream, Luxembourg and/or Euroclear shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, each Principal Paying, Transfer and Exchange Agent and the Trustee.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds represented by this Global Bond shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the holders of Bonds in such principal amounts.

Purchase and Cancellation

Cancellation of any Bond represented by this Global Bond following its purchase will be effected (i) by reduction in the principal amount of this Global Bond and (ii) in the register of Bondholders.

Notices

So long as Bonds are represented by this Global Bond and this Global Bond is held on behalf of a clearing system, notices to Bondholders may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders in substitution for notification as required by the Conditions and such notice will be deemed to have been given on the day after delivery thereof except that so long as the Bonds are listed on the EuroMTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices shall also be published in a leading daily newspaper having general circulation in Luxembourg (which is expected to be d’Wort) and/or the Luxembourg Stock Exchange’s website, www.bourse.lu..

Redemption at the Option of the Bondholders

For so long as all of the Bonds are represented by this Global Bond and such Global Bond is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Bondholders provided for in Condition 7.3 may be exercised by an accountholder giving notice to the Principal Transfer and Exchange Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Transfer and Exchange Agent by electronic means) and in a form acceptable to Euroclear and Clearstream, Luxembourg of the principal amount of the Bonds in respect of which such option is exercised and at the same time presenting or procuring the presentation of the Global Bond to the Principal Transfer and Exchange Agent for notation accordingly within the time limits set forth in that Condition.

This Global Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated: 28 August 2007

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:

Certificate of Authentication

Authenticated by Citigroup Global Markets Deutschland AG & Co. KGaA as Registrar without recourse, warranty or liability.

Citigroup Global Markets Deutschland AG & Co. KGaA

By:

Authorised Signatory

Dated 28 August 2007

Schedule A

Principal Amount of Bonds represented by this Global Bond

The aggregate principal amount of Bonds represented by this Global Bond is as shown by the latest entry made by or on behalf of the Principal Transfer and Exchange Agent in the fourth column below. Increases and reductions in the principal amount of this Global Bond following redemption or the purchase and cancellation of or exercise of Exchange Rights or the exercise of put rights in respect of Bonds are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Global Bond(1)	Amount of such change	Initial principal amount and principal amount of this Global Bond following such change	Notation made by or on behalf of the Principal Transfer and Exchange Agent (other than in respect of the initial principal amount)

28 August 2007			€750,000,000

(1)                                 state whether change following (1) redemption of bonds or (2) purchase and cancellation of bonds or (3) exercise of exchange rights or (4) exercise of put rights.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF BONDHOLDERS

Interpretation

1.                                       (a)                                 (i)                                    A holder of a Bond may by an instrument in writing (a form of proxy) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

(ii)                                A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its Directors or other governing body in English authorise any person to act as its representative (a representative) in connection with any meeting or proposed meeting of Bondholders.

(iii)                             Any proxy appointed pursuant to subparagraph (i) above or representative appointed pursuant to subparagraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

(b)                                 block voting instruction shall mean a document in the English language issued by the Principal Paying Agent and dated, in which:

(i)                                    it is certified that Bonds are registered in the books and records maintained by the Registrar in the names of specified registered holders;

(ii)                                 it is certified that each holder of such Bonds or a duly authorised agent on his or its behalf has instructed the Principal Paying Agent that the vote(s) attributable to his or its Bonds so deposited or registered should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjournment thereof and that all such instructions are, during the period of 48 hours prior to the time for which such meeting or adjourned meeting is convened, neither revocable nor subject to amendment but without prejudice to the provisions of paragraph (b) above;

(iii)                              the total number and the identifying numbers of the Bonds so registered are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(iv)                             any person named in such document (hereinafter called a proxy) is authorised and instructed by the Principal Paying Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in subparagraphs (ii) and (iii) above as set out in such document.

(c)                                 Block voting instructions and forms of proxy shall be valid for so long as the relevant Bonds shall be duly registered in the name(s) of the registered holder(s) certified in the block voting instruction or, in the case of a form of proxy, in the name of the appointor but not otherwise and notwithstanding any other provision of this Schedule and during the validity thereof the proxy shall, for all purposes in connection with any meeting of holders of Bonds, be deemed to be the holder of the Bonds of the relevant Series to which such block voting instructions or form of proxy relates.

Powers of meetings

2.                                       A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

(a)                                 to sanction any proposal by the Issuer, either Keep Well Provider or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer, whether or not those rights arise under this Trust Deed;

(b)                                to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, Bonds or other obligations or securities of the Issuer or any other entity;

(c)                                 to assent to any modification of this Trust Deed, the Bonds or either Keep Well Agreement proposed by the Issuer, either Keep Well Provider or the Trustee;

(d)                                to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

(e)                                 to give any authority, direction or sanction required to be given by Extraordinary Resolution;

(f)                                   to appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders’ interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

(g)                                to approve a proposed new Trustee and to remove a Trustee;

(h)                                to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

(i)                                    to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a special quorum resolution) for the purpose of subparagraph (b) or (h) above or for the purpose of making a modification to this Trust Deed or the Bonds which would have the effect of:

(i)                                   modifying the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds; or

(ii)                                reducing or cancelling the principal amount of, or interest payable on the Bonds or to reduce the amount payable on redemption of the Bonds; or

(iii)                             changing the currency of payment of the Bonds; or

(iv)                             modifying or cancelling the Exchange Rights (including increasing the Exchange Price other than in accordance with the Conditions); or

(v)                                modifying the provisions in this Schedule concerning the quorum required at a meeting or the majority required to pass an Extraordinary Resolution; or

(vi)                             modifying or agreeing to the modification of provisions of the Warrants corresponding to (i) to (v); or

(vii)                          amending this proviso.

Convening a meeting

3.                                       The Issuer, either Keep Well Provider or the Trustee may at any time convene a meeting.  If it receives a written request by Bondholders holding at least 10% in principal amount of the Bonds for the time being outstanding, the Issuer shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

4.                                       At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their Directors or other governing body and by delivering an executed copy of such resolution to the Principal Paying Agent not later than 24 hours before the time fixed for the meeting.

Chairman

5.                                      The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

6.                                      The chairman may, but need not, be a Bondholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

7.                                       The following may attend and speak at a meeting:

(a)                                  Bondholders and agents;

(b)                                 the chairman;

(c)                                  the Issuer, either Keep Well Provider and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak except accountholders.

Quorum and Adjournment

8.                                      No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved.  In any other case it shall be adjourned until such date, not less than 13 nor more than 42 days later, and time and place as the chairman may decide.  If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

9.                                      One or more Bondholders or agents present in person and representing the following proportions of the principal amount of the Bonds outstanding shall be a quorum:

(a)                                 in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Bonds which they represent;

(b)                                in any other case, only if they represent the proportion of the Bonds shown by the table below.

Column 1	Column 2	Column 3

Purpose of meeting	Any meeting except one referred to in column 3 Required proportion	Meeting previously adjourned through want of a quorum Required proportion

To pass a special quorum resolution	Three-quarters	One-half

To pass any other Extraordinary Resolution	A clear majority	No minimum proportion

Any other purpose	10%	No minimum proportion

10.                               The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 8.

11.                               At least ten days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

12.                               Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Trustee or one or more persons representing 2% of the principal amount of the Bonds outstanding.

13.                               Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

14.                               If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

15.                               A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

16.                               On a show of hands every person who is present in person and who produces a Bond of which he is the registered holder or is a proxy or representative has one vote. On a poll every such person has one vote for each €10,000 principal amount of Bonds so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

17.                               In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Written Resolution

18.                               A resolution in writing signed by or on behalf of the holders of all of the Bonds for the time being outstanding shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

Effect and Publication of an Extraordinary Resolution

19.                               An Extraordinary Resolution shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed.  The Issuer shall give notice of the passing of an Extraordinary Resolution to Bondholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

20.                               Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Trustee’s Power to Prescribe Regulations

21.                               Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

SIGNATORIES

EXECUTED as a DEED

By PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

acting by:

acting under the authority of that Company in the process of:

Witness’ Signature:

Name:

Address:

Occupation:

EXECUTED as a DEED

By PORTUGAL TELECOM, SGPS, S.A.

acting by:

acting under the authority of that company in the process of:

Witness’ Signature:

Name:

Address:

Occupation:

EXECUTED as a DEED

By PT COMUNICAÇÕES, S.A.

acting by:

acting under the authority of that company in the process of:

Witness’ Signature:

Name:

Address:

Occupation:

EXECUTED as a DEED

by CITICORP TRUSTEE COMPANY LIMITED

acting by:

and

Director

Director/Secretary